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                                                                  EXHIBIT 10.147

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                                RESIDUAL INTEREST
                           LOAN AND SECURITY AGREEMENT

                          Dated as of January 13, 2004

                       ONYX ACCEPTANCE FUNDING CORPORATION
                                   as Borrower

                                       and

                              GALLEON CAPITAL, LLC,
                                    as Lender

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS....................................................................     1
         Section 1.01. Defined Terms............................................................................     1
         Section 1.02. Accounting Terms and Determinations......................................................     1
         Section 1.03. Construction.............................................................................     1

ARTICLE II LOANS, NOTE AND PREPAYMENTS..........................................................................     1
         Section 2.01. Loans....................................................................................     1
         Section 2.02. The Note.................................................................................     2
         Section 2.03. Procedures for Borrowing.................................................................     2
         Section 2.04. Repayment of Loans; Interest.............................................................     2
         Section 2.05. Collateral Shortfall Event; Pledge and Removal of Residual Interest Instruments..........     3
         Section 2.06. Optional Prepayments.....................................................................     5
         Section 2.07. Yield Protection.........................................................................     5
         Section 2.08. Funding Losses...........................................................................     7
         Section 2.09. Commitment Fee...........................................................................     7

ARTICLE III PAYMENTS; COMPUTATIONS..............................................................................     7
         Section 3.01. Payments.................................................................................     7
         Section 3.02. Computations.............................................................................     8
         Section 3.03. Settlement Procedures....................................................................     8

ARTICLE IV COLLATERAL SECURITY..................................................................................    10
         Section 4.01. Collateral; Security Interest............................................................    10
         Section 4.02. Delivery of Pledged Residual Interest Instruments........................................    11
         Section 4.03. Further Documentation....................................................................    11
         Section 4.04. Changes in Locations, Name, etc..........................................................    11
         Section 4.05. Reimbursement for Performance by Lender of Borrower's Obligations........................    12
         Section 4.06. Proceeds.................................................................................    12
         Section 4.07. Remedies.................................................................................    12
         Section 4.08. Powers Coupled with an Interest..........................................................    13
         Section 4.09. Release of Lien..........................................................................    13
         Section 4.10. Rights of Secured Parties; Limitations on Secured Parties' Obligations...................    13
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                                TABLE OF CONTENTS

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ARTICLE V CONDITIONS PRECEDENT..................................................................................    13
         Section 5.01. Initial Loan.............................................................................    13
         Section 5.02. Initial and Subsequent Loans.............................................................    15

ARTICLE VI REPRESENTATIONS AND WARRANTIES.......................................................................    16
         Section 6.01. Representations and Warranties Relating to Borrower......................................    16
         Section 6.02. Representations and Warranties of Lender.................................................    21
         Section 6.03. Representations and Warranties of Onyx...................................................    22
         Section 6.04. Representations and Warranties of Finco..................................................    23

ARTICLE VII COVENANTS...........................................................................................    24
         Section 7.01. Affirmative Covenants of Borrower........................................................    25
         Section 7.02. Reporting Requirements...................................................................    27
         Section 7.03. Negative Covenants of Borrower...........................................................    29
         Section 7.04. Additional Covenants of Onyx and Finco...................................................    29

ARTICLE VIII EVENTS OF DEFAULT..................................................................................    31
         Section 8.01. Events of Default........................................................................    31
         Section 8.02. Remedies.................................................................................    32

ARTICLE IX CREDIT TRIGGER EVENTS................................................................................    32
         Section 9.01. Credit Trigger Events....................................................................    32
         Section 9.02. Remedies.................................................................................    33

ARTICLE X ACCOUNTS; REPORTS.....................................................................................    33
         Section 10.01. Establishment of Blocked Account and Reserve Account....................................    33
         Section 10.02. Blocked Account Arrangement.............................................................    34
         Section 10.03. Reserve Account Deposits and Withdrawals................................................    34

ARTICLE XI INDEMNIFICATION AND EXPENSES.........................................................................    35
         Section 11.01. Expenses of Lender......................................................................    35
         Section 11.02. Indemnification.........................................................................    35
         Section 11.03. Survival of Indemnity and Expenses......................................................    36

ARTICLE XII MISCELLANEOUS.......................................................................................    36
         Section 12.01. No Waiver; Remedies Cumulative..........................................................    36
         Section 12.02. Notices.................................................................................    36
         Section 12.03. Amendments; Waivers.....................................................................    37
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         Section 12.04. Calculations............................................................................    37
         Section 12.05. Governmental Approval...................................................................    37
         Section 12.06. Severability............................................................................    38
         Section 12.07. Captions................................................................................    38
         Section 12.08. Counterparts............................................................................    38
         Section 12.09. Governing Law...........................................................................    38
         Section 12.10. Jurisdiction; Waiver of Jury Trial......................................................    38
         Section 12.11. Assignments; Participations.............................................................    38
         Section 12.12. Confidentiality.........................................................................    39
         Section 12.13. Entire Agreement........................................................................    39
         Section 12.14. Future Assurances.......................................................................    40
         Section 12.15. Third-Party Beneficiaries...............................................................    40
         Section 12.16. Termination.............................................................................    40
         Section 12.17. No Proceedings; Limitation on Payments..................................................    40
         Section 12.18. Administrative Duties of State Street...................................................    40
         Section 12.19. Administrative Duties of Onyx...........................................................    40
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                                TABLE OF CONTENTS

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APPENDICES
         APPENDIX A                 Defined Terms                                                    A-1

EXHIBITS
         EXHIBIT A                  Form of Note
         EXHIBIT B                  Form of Borrowing Base Certificate
         EXHIBIT C                  Example of Application of Certain Assumptions
                                    in Collateral Value Model Amount
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                  RESIDUAL INTEREST LOAN AND SECURITY AGREEMENT

         This RESIDUAL INTEREST LOAN AND SECURITY AGREEMENT (this "Loan Agreement"), dated as of January 13, 2004, is by and between ONYX ACCEPTANCE FUNDING CORPORATION (the "Borrower"), a Delaware corporation, and GALLEON CAPITAL, LLC (the "Lender"), a Delaware corporation.

         Borrower and Lender agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01. Defined Terms. Whenever used in this Loan Agreement (including, without limitation, in the preamble, the recitals and the exhibits hereto), capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A attached hereto. Any and all terms used in this Loan Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined in Appendix A.

         Section 1.02. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Lender hereunder shall be prepared, in accordance with GAAP.

         Section 1.03. Construction. Any reference to this Loan Agreement, the Note or any other Loan Documents shall (unless otherwise indicated) be deemed to refer to such writing as the same may be amended and/or restated from time to time in accordance with the terms thereof. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or paragraph of this Loan Agreement.

                                   ARTICLE II

                           LOANS, NOTE AND PREPAYMENTS

         Section 2.01. Loans.

         (a) Subject to the terms and conditions of this Loan Agreement, and relying on the representations, warranties and covenants hereinafter set forth, Lender agrees to make one or more loans (each, a "Loan" and, collectively, the "Loans") to Borrower from time to time prior to the Conversion Date up to a maximum principal amount at any one time outstanding equal to the Commitment Amount; provided, however, that no Loan shall be made (i) on a date other than a Permitted Funding Date, (ii) in an amount less than the Minimum Loan Amount,
(iii) in an amount which would exceed the Available Commitment on such Permitted Funding Date, or (iv) in an amount which, when added to the Total Outstanding Loans on such Permitted Funding Date (before giving effect to the Loan to be made on such Permitted Funding Date), would result in a Collateral Shortfall Event after giving effect to such Loan.

         (b) Subject to the terms and conditions of this Loan Agreement, prior to the Conversion Date Borrower may borrow, repay and reborrow hereunder in accordance with the procedures set forth in Sections 2.03 and 2.04.

         (c) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing or would occur as a result of such Loan.

         (d) Lender shall have no obligation to make any Loan on any Funding Date unless each condition precedent set forth in Section 5.01 and Section 5.02, as applicable, shall have been satisfied.

         Section 2.02. The Note.

         (a) The Loans made by Lender hereunder shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A hereto (the "Note"), duly executed by Borrower, dated the date hereof, payable to the order of Lender (or its designated agent) in a principal amount equal to the amount of the Commitment Amount and otherwise duly completed.

         (b) The date and amount of each Loan made by Lender to Borrower, and each payment made on account of the principal and interest thereof, shall be recorded by Lender on its books and, at the option of Lender, endorsed by Lender on a schedule attached to and constituting part of the Note and any continuation thereof. Such recordation and endorsement shall be conclusive in the absence of manifest error; provided that the failure of Lender to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligation of Borrower to make a payment when due of any amount owing hereunder or under the Note.

         Section 2.03. Procedures for Borrowing.

         (a) On any Business Day prior to the Conversion Date, Borrower may request that Lender make a Loan hereunder by delivering to Lender written notice of such request, which notice may be delivered by telecopy or other facsimile or electronic transmission (each, a "Notice of Borrowing"). Such Notice of Borrowing shall (i) contain the amount of the requested Loan to be made on the applicable Funding Date, which shall in all events be at least equal to the Minimum Loan Amount, (ii) specify the requested Funding Date, which Funding Date shall be a Permitted Funding Date, (iii) include a certificate in the form attached hereto as Exhibit B (a "Borrowing Base Certificate"), and (iv) attach such other information reasonably requested by Lender from time to time.

         (b) With respect to each requested Loan, upon satisfaction of all conditions precedent set forth in Sections 5.01 and 5.02, as applicable, hereof and the satisfaction of all procedures set forth in this Section 2.03, Lender shall transfer an amount equal to the Loan to the Operating Account.

         Section 2.04. Repayment of Loans; Interest.

                                       2

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         (a) No later than the Final Scheduled Maturity Date, Borrower shall pay to Lender the Total Outstanding Loans, plus all accrued and unpaid interest thereon, and shall pay all other Secured Obligations then accrued, in full.

         (b) Borrower hereby promises to pay to Lender interest on the unpaid principal amount of each Loan for each Accrual Period for such Loan until the principal amount of such Loan is paid in full, at a rate per annum equal to the Galleon Cost of Funds for such Loan plus the Applicable Margin (the "Note Interest Rate"), calculated on the basis of the actual number of days elapsed in a year of 360 days. The Galleon Cost of Funds as determined on the last day of each Accrual Period shall be the Galleon Cost of Funds applicable for purposes of calculating interest accruing at the Note Interest Rate for such Accrual Period. Accrued interest on each Loan shall be payable on each Payment Date. If the principal amount of a Loan varies during any Accrual Period, interest will be computed on the average daily balance outstanding during the Accrual Period.

         (c) If, by the terms of this Loan Agreement or the Note, Borrower at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal amount due hereunder and under the Note.

         Section 2.05. Collateral Shortfall Event; Pledge and Removal of Residual Interest Instruments.

         (a) If at any time the Total Outstanding Loans exceed the Borrowing Base (a "Collateral Shortfall Event"), Borrower shall no later than 1:00 p.m., Boston time, on the third (3rd) Business Day after the discovery of such Collateral Shortfall Event, either

                           (i) deliver and pledge one or more additional
                  Eligible Residual Interest Instruments to Lender pursuant to
                  Section 2.05(c), such that after giving effect to such pledge the Total Outstanding Loans do not exceed the Borrowing Base; or

                           (ii) prepay the outstanding principal amount of the
                  Note, in whole or in part, together with accrued and unpaid interest thereon, such that after giving effect to such prepayment, the Total Outstanding Loans do not exceed the Borrowing Base.

         (b) From time to time after the Closing Date, Borrower may (but shall not be obligated to) request that Lender include within the definition of Eligible Securitization Transactions, for all purposes of this Loan Agreement and the other Loan Documents, securitization transactions with respect to which the related Residual Interest Instrument was previously unpledged under this Loan Agreement or securitization transactions occurring after the Closing Date, in each case provided the related Residual Interest Instrument shall have been issued and outstanding for a period of at least twelve (12) months (collectively, the "Subsequent Securitization Transactions"). Any such inclusion of a Subsequent Securitization Transaction

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         within the definition of Eligible Securitization Transactions shall be effected in accordance with the provisions of this Section 2.05(b) and 2.05(c) and shall be accomplished by written agreement among Borrower and Lender, without necessity of formal amendment to this Loan Agreement or any other Loan Document.

         Lender hereby agrees with Borrower to review the Required Information submitted by Borrower for designation of the related Subsequent Securitization Transaction as an Eligible Securitization Transaction. Borrower shall pay all reasonable attorneys' fees incurred by Lender in connection with such review. Each such Subsequent Securitization Transaction will become an Eligible Securitization Transaction only if Lender provides its written approval thereof to Borrower (which Lender may grant or withhold in its sole and absolute discretion). Written notification shall be issued from Lender to Borrower within ten (10) Business Days of confirmed receipt of all Required Information indicating whether Lender consents to the inclusion of a Subsequent Securitization Transaction within the definition of Eligible Securitization Transaction for purposes of this Loan Agreement. If Borrower does not receive written notice from Lender approving the inclusion of the Subsequent Securitization Transaction as an Eligible Securitization Transaction within ten
(10) Business Days of Lender's receipt of the Required Information, the request for such Subsequent Securitization Transaction as an Eligible Securitization Transaction shall be deemed to be denied by Lender.

         Notwithstanding anything to the contrary in this Section 2.05(b) or elsewhere in this Loan Agreement, Borrower shall have no obligation to submit the Required Information relating to any Subsequent Securitization Transaction to Lender on a right of first refusal basis, and shall have no obligation to request that Lender include such Subsequent Securitization Transaction within the definition of Eligible Securitization Transactions.

         (c) Borrower and Lender may, from time to time by written agreement signed by Borrower and Lender and without necessity of formal amendment to this Loan Agreement or any other Loan Document (other than an amendment or the filing of a financing statement, if necessary), designate certain of the Residual Interest Instruments related to Eligible Securitization Transactions (each, an "Eligible Residual Interest Instrument" and, collectively, the "Eligible Residual Interest Instruments") for inclusion as a Pledged Residual Interest Instrument in the Borrowing Base. As of the Closing Date, the Residual Interest Instruments related to the following Eligible Securitization Transactions are included in the Borrowing Base: Onyx Acceptance Owner Trust 2001-B, Onyx Acceptance Owner Trust 2001-C, Onyx Acceptance Owner Trust 2001-D, Onyx Acceptance Owner Trust 2002-A, Onyx Acceptance Owner Trust 2002-B, Onyx Acceptance Owner Trust 2002-C and Onyx Acceptance Owner Trust 2002-D (the "Initial Pledged Residual Interest Instruments"). Lender shall maintain possession of each of the Pledged Residual Interest Instruments from time to time included in the Borrowing Base. Upon request of Borrower, Lender shall provide a written record of those Pledged Residual Interest Instruments included in the Borrowing Base as of the date of such request.

         (d) If Onyx fails to exercise a Clean-up Call with respect to an Eligible Securitization Transaction, the Collateral Value Model Amount for the Pledged Residual Interest Instruments shall be recalculated in accordance with the assumptions set forth in the definition of Collateral Value Model Amount. Upon the occurrence of a Credit Trigger Event with respect to a Pledged Residual Interest Instrument, such Pledged Residual Interest Instrument shall be excluded from the calculation of the Borrowing Base. If a Pledged Residual Interest Instrument is not included in the calculation of the Borrowing Base and no Collateral Shortfall Event, Default or Event of Default has occurred and is continuing, upon the written request of Borrower, Lender shall release its Lien on such Pledged Residual Interest Instrument and any related Collateral. Upon any such release, such Residual Interest Instrument shall no longer be a Pledged Residual Interest Instrument or constitute part of the Collateral hereunder and Lender shall execute and deliver or cause to be executed and delivered (at the cost and expense of Borrower), such instruments and documents and take such further actions as are reasonably requested by Borrower to evidence the release of Lender's Lien in the Pledged Residual Interest Instrument, including, without limitation, the delivery of the Residual Interest Instrument so released and any instruments of assignment with respect thereto.

         Section 2.06. Optional Prepayments. With at least three (3) Business Days' prior written notice to Lender, Borrower may, at its option, prepay the
Note in whole or in part (as designated below), without a premium or penalty of any kind attributable to such prepayment, following the occurrence of either of the following events:

                           (i) an Affected Party demands payment by Borrower of
                  any amounts pursuant to Section 2.07, in which case Borrower may prepay the Loan in whole on any Payment Date following such occurrence; or

                           (ii) a Collateral Shortfall Event has occurred, in
                  which case Borrower may prepay the Loan in whole or in part on any date following such occurrence to cure such Collateral Shortfall Event; provided that if such prepayment is made on a day other than a Payment Date, Borrower shall become obligated to pay funding losses, if any, pursuant to Section 2.08.

Any optional prepayment of the Note pursuant to this Section 2.06 shall be made together with all accrued interest on the amount prepaid to the date of such prepayment and all other fees and expenses due Lender hereunder. Except as set forth in this Section 2.06, Borrower may not prepay the Note in whole or in part.

         Section 2.07. Yield Protection.

         (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof:

                           (i) shall subject an Affected Party to any tax, duty
                  or other charge with respect to any portion of the Commitment Amount owned by or funded by it, or any obligations or right to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party in relation to any funding of the Commitment Amount or interest owned by, owed to or funded in whole or in part by it or any other amounts due under this Loan Agreement in respect of any portion of the Commitment Amount owned by or funded by it or its obligations or rights, if any, to provide funding therefor (except for taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located or, if such Affected Party's principal executive office is not in the

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

                  United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

                           (ii) shall impose, modify or deem applicable any
                  reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of interest), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Party, or credit extended by any Affected Party; or

                           (iii) shall change the amount of capital maintained,
                  or required or requested or directed to be maintained, by any Affected Party; or

                           (iv) shall impose any other condition affecting any
                  portion of the Commitment Amount owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to provide funding or liquidity or credit support therefor; or

                           (v) shall change the rate for, or the manner in which
                  the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be:

                  (x) to increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining any portion of the Commitment Amount, any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (II) an Affected Party for continuing its or Borrower's relationship with Lender, in each case, in an amount deemed to be material by such Affected Party,

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Loan Agreement or under any related Program Support Agreement, or

                  (z) in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations under this Loan Agreement or any related Program Support Agreement, or arising in connection with this Loan Agreement or any related Program Support Agreement to a level below that which such Affected Party could otherwise have achieved, then, within forty-five (45) days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), Borrower shall either (I) pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction or (II) repay the Note and all other Secured Obligations hereunder, in full, and cause the termination of this Loan Agreement.

         (b) Each Affected Party will promptly notify Borrower of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 2.07; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

         (c) In determining any amount provided for or referred to in this
Section 2.07, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 2.07 shall submit to Borrower the above-referenced certificate as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Borrower.

         Section 2.08. Funding Losses. In the event that Lender or any Program Support Provider shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender or such Program Support Provider to make any funding hereunder or under any Program Support Agreement or maintain any funding hereunder or under any Program Support Agreement, but excluding loss of profits) as a result of (i) any payment or other settlement with respect to the Loan or the Commitment Amount (or portion thereof) funded by Lender or a funding under any Program Support Agreement being made on any day other than a Payment Date, or (ii) any funding of the Loan or the Commitment Amount not being made in accordance with a request therefor under Section 2.03 as the result of any action by Borrower or failure to satisfy the conditions precedent set forth in
Section 5.01 and 5.02, then, upon written notice from Lender or such Program Support Provider to Borrower, Borrower shall pay to Lender or such Program Support Provider, as applicable, the amount of such loss or expense. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon Borrower.

         Section 2.09. Commitment Fee. Borrower shall pay to Lender a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to and including the Conversion Date, equal to twenty one-hundredths of one percent (0.20%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) of the average daily unused portion of the Commitment Amount. If at any time prior to the Conversion Date the outstanding principal balance of Loans made hereunder is less than 50% of the Commitment Amount, the Commitment Fee shall be equal to fifty one-hundredths of one percent (0.50%) per annum of the unused portion of the Commitment Amount until such time as the outstanding principal balance of the Loans is greater than 50% of the Commitment Amount. The Commitment Fee shall be paid from amounts distributed pursuant to
Section 3.03 on each Payment Date with respect to the immediately preceding Accrual Period.

                                   ARTICLE III

                             PAYMENTS; COMPUTATIONS

         Section 3.01. Payments.

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

         (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower to Lender under this Loan Agreement, the Note and the other Loan Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender from available funds on deposit in the Blocked Account, not later than 1:00 p.m., Boston time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). Borrower acknowledges that it has no rights of withdrawal from the Blocked Account.

         (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement, the Note or the other Loan Documents would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable at the then applicable rate for any principal so extended for the period of such extension.

         Section 3.02. Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed in the period for which payable.

         Section 3.03. Settlement Procedures.

         (a) Borrower shall cause the depository, paying agent, spread account trustee or other trustee or paying agent maintaining any Spread Account or other account from which proceeds of the Collateral are to be released to Borrower pursuant to the Pledged Residual Interest Instruments, to deposit such proceeds directly into the Blocked Account.

         (b) Prior to the Conversion Date or the commencement of the Accelerated Amortization Period, Lender shall, on each Payment Date, apply available funds on deposit in the Blocked Account as follows:

                  First, to Lender in respect of the Commitment Fee, if any;

                  Second, to the payment of the accrued but unpaid interest on the Note;

                  Third, to the outstanding principal balance of the Note in the amount necessary to cure any Collateral Shortfall Event;

                  Fourth, to the Reserve Account (after giving effect to the distribution made in priority "Second" and "Third" above) to the extent necessary to cause the amount on deposit in the Reserve Account to equal the Required Reserve Account Amount;

                  Fifth, to Lender, for its own account or for the account of any Affected Party, as applicable, in an amount equal to the aggregate amount of all Secured Obligations, other than the Note, then due and owing from Borrower to Lender pursuant to any Loan Document; and

                  Sixth, to the Operating Account or to such other accounts as may from time to time be designated by Borrower in writing.

         (c) Upon and after the earlier to occur of the Conversion Date or the commencement of the Accelerated Amortization Period based on the occurrence of the event described in clause (ii) of the definition of Accelerated Amortization Period, until the Note and all other Secured Obligations are paid in full, Lender shall, on each Payment Date, apply available funds on deposit in the Blocked Account:

                  First, to the payment of the accrued but unpaid interest on the Note;

                  Second, on each Payment Date prior to the commencement of the Accelerated Amortization Period, to the outstanding principal balance of the Note in an amount equal to $1,250,000;

                  Third, to the outstanding principal balance of the Note in the amount necessary to cure any Collateral Shortfall Event;

                  Fourth, on each Payment Date prior to the commencement of the Accelerated Amortization Period, to the Reserve Account (after giving effect to the distributions made in priority "Second" and "Third" above, if applicable) to the extent necessary to cause the amount on deposit in the Reserve Account to equal the Required Reserve Account Amount;

                  Fifth, on each Payment Date on and after the commencement of the Accelerated Amortization Period, all available funds on deposit in the Blocked Account to the outstanding principal balance of the Note;

                  Sixth, to Lender, for its own account or for the account of any Affected Party, as applicable, in an amount equal to the aggregate amount of all Secured Obligations, other than the Note, then due and owing from Borrower to Lender pursuant to any Loan Document; and

                  Seventh, to the Operating Account or to such other accounts as may from time to time be designated by Borrower in writing.

         (d) Notwithstanding anything herein to the contrary, from and after the occurrence of an Event of Default, such Event of Default not having previously been waived, and without prejudice to any other rights or remedies of Lender, all available funds on deposit in the Blocked Account shall be applied by Lender as follows:

                  First, to the payment of the reasonable costs and expenses incurred by Lender in connection with such Event of Default;

                  Second, to the payment in full of all accrued and unpaid interest and fees due and owing on the Note;

                  Third, all available funds on deposit in the Blocked Account to the outstanding principal balance of the Note;

                  Fourth, to Lender, for its own account or for the account of any Affected Party, as applicable, in an amount equal to the aggregate amount of all Secured Obligations, other than the Note, then due and owing from Borrower to Lender pursuant to any Loan Document; and

                  Fifth, to the Operating Account or to such other accounts as may from time to time be designated by Borrower in writing.

         Lender's application of amounts on deposit in the Blocked Account in accordance with this Section 3.03(d) shall not affect, limit or impair in any manner the rights and remedies of Lender set forth in Section 8.02 below (other than to reduce the amount owed by Borrower under the Loans).

                                   ARTICLE IV

                               COLLATERAL SECURITY

         Section 4.01. Collateral; Security Interest.

         (a) The Note and all other Secured Obligations of Borrower hereunder and/or under the other Loan Documents shall be secured by a first priority perfected security interest in the following:

                           (i) The Initial Pledged Residual Interest Instruments
                  and each additional Eligible Residual Interest Instrument made a part of the Borrowing Base pursuant to Section 2.05(c) (the "Pledged Residual Interest Instruments");

                           (ii) All proceeds of the Pledged Residual Interest
                  Instruments and all other monies remitted, received or otherwise recovered in respect of the Pledged Residual Interest Instruments on or after the Closing Date;

                           (iii) The Reserve Account and the Blocked Account and
                  the balances, investments, and all Proceeds thereof and other items of value attributable or credited to the Blocked Account and the Reserve Account and all rights with respect thereto;

                           (iv) All rights of Borrower under the Residual Sale
                  Agreements with respect to the Pledged Residual Interest Instruments; and

                           (v) Any and all replacements, substitutions,
                  distributions on, or Proceeds or products of any and all of the foregoing, including, without limitation, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all Proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all Proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash Proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of receivables, instruments and other supporting obligations and other property which at any time constitute all or part of or are included in the Proceeds of any of the foregoing.

         All of the property described in clauses (i), (ii), (iii) and (iv) of this subsection, together with any additions thereto or replacements or proceeds thereof, and any other real or personal property hereafter securing the Note and the other Secured Obligations, are sometimes referred to herein collectively as the "Collateral".

         (b) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Note and the other Secured Obligations, Borrower hereby pledges, assigns and transfers to Lender and its successors, endorsees, transferees and assigns, and hereby grants to Lender and its successors, endorsees, transferees and assigns, a continuing security interest in all of Borrower's right, title and interest in, to and under all of the Collateral whether now owned or existing or at any time hereafter acquired or arising by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interest.

         Section 4.02. Delivery of Pledged Residual Interest Instruments. Prior to or contemporaneous with the Closing Date, Borrower shall deliver the Initial Pledged Residual Interest Instruments to Lender, each such Initial Pledged Residual Interest Instrument to be issued in the name of Lender (or its designated agent). Lender shall hold or cause its duly appointed agent to hold such Pledged Residual Interest Instrument until released to Borrower pursuant to
Section 2.05(d) or Section 4.09. Upon the addition of any additional Pledged Residual Interest Instrument to the Borrowing Base pursuant to Section 2.05(c), Borrower shall deliver each such additional Pledged Residual Interest Instrument to Lender, each of which shall be issued in the name of Lender (or its designated agent).

         Section 4.03. Further Documentation. At any time and from time to time, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further actions as are reasonably necessary (or as are reasonably requested by Lender) for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens on the Collateral created hereby and the taking of any other action necessary to preserve the status of the Liens on the Collateral created hereby as first priority perfected Liens. Borrower also hereby authorizes Lender to file any such financing or continuation statement to the extent permitted by applicable law. A photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         Section 4.04. Changes in Locations, Name, etc. Borrower shall not change its name, identity, structure or jurisdiction of formation or change the location where it maintains its records with respect to the Collateral unless it shall have given Lender at least thirty (30) days' prior written notice thereof and shall have delivered to Lender all UCC financing statements and amendments thereto and taken all other actions as are necessary (or as are requested by Lender) to continue the status of Lender's Liens on the Collateral as perfected first priority Liens.

         Section 4.05. Reimbursement for Performance by Lender of Borrower's Obligations. If Borrower fails to perform or comply with any of its agreements contained in this Loan Agreement or the other Loan Documents and Lender shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the out-of-pocket expenses of Lender incurred in connection with such performance or compliance shall be payable by Borrower to Lender on demand and shall constitute Secured Obligations.

         Section 4.06. Proceeds. If an Event of Default shall occur, (a) all Proceeds of Collateral received by Borrower consisting of cash, checks and other cash equivalents shall be held by Borrower in trust for Lender, segregated from other funds of Borrower, and shall forthwith upon receipt by Borrower be turned over to Lender in the exact form received by Borrower (duly endorsed by Borrower to Lender) and (b) any and all such Proceeds received by Lender (whether from Borrower or otherwise) shall be held by Lender as collateral security for, and shall be applied by Lender against, the Secured Obligations (whether matured or unmatured) in the order set forth in Section 3.03(d). Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive the same.

         Section 4.07. Remedies. If an Event of Default under Section 8.01(e) or
(f) shall occur, Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement, in the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived to the extent allowed by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released, and Lender's purchase of the Collateral shall be deemed full satisfaction of this Loan Agreement, the Note and the Secured Obligations by Borrower. Lender shall apply the net Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order and priority specified in Section 3.03(d). To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Lender. Lender shall provide to Borrower at least 30 days' prior notice of a proposed sale or other disposition of Collateral following an Event of Default. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the Secured Obligations. In the event that the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale received by Lender. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

         Section 4.08. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

         Section 4.09. Release of Lien. Upon the termination of this Loan Agreement, repayment of all Secured Obligations and the performance of all other obligations under the Loan Documents, Lender shall release its Lien in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Trust, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for Borrower or any Trust or any substantial part of its property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.

         Section 4.10. Rights of Secured Parties; Limitations on Secured Parties' Obligations. Lender shall not have any obligation or liability under any Pledged Residual Interest Instrument or any other Collateral by reason of or arising out of this Loan Agreement or the receipt by Lender of any payment relating to such Pledged Residual Interest Instrument or any other Collateral pursuant hereto, nor shall Lender be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any Trust Agreement or any Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Pledged Residual Interest Instrument or any other Collateral, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.01. Initial Loan. The obligation of Lender to make the initial Loan requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

         (a) Loan Agreement. Lender shall have received this Loan Agreement, executed and delivered by the duly authorized officers of the parties hereto.

         (b) Note. Lender shall have received the Note, conforming to the requirements hereof and executed and delivered by a duly authorized officer of Borrower.

         (c) Other Loan Documents. Lender shall have received each Loan Document, each of which shall conform to the requirements hereof and shall have been executed and delivered by the parties thereto.

         (d) Eligible Securitization Transfer Documents. Lender shall have received all Eligible Securitization Transfer Documents, as such term is defined in Section 10.02, each of which shall have been executed and delivered by the parties thereto.

         (e) Filings, Registrations, Recordings; Lien Searches. All documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create in favor of Lender a perfected first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and authorized (and if required, executed) for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; evidence that all other actions necessary to perfect Lender's first-priority security interest in the Collateral granted under this Loan Agreement have been taken; and lien search results with respect to Borrower (dated as of a date that is as close to the Closing Date as is practicable, but in no event dated as of a date occurring more than ten Business Days prior to the Closing Date) in each such jurisdiction (and in each other jurisdiction requested by Lender, as the case may be, in each case in its sole discretion) that are in form and substance satisfactory to Lender.

         (f) Closing Certificates. Lender shall have received a certificate of a Responsible Officer of Borrower certifying that the conditions precedent specified in this Section 5.01 have been fulfilled and such other certificates of Borrower certifying as to such matters as Lender may reasonably request, including without limitation an Officer's Certificate, dated as of the initial Funding Date, as to the absence of (i) any Default or Event of Default, (ii) any Credit Trigger Event and (iii) any event or condition which could have a Material Adverse Effect.

         (g) Legal Opinions. Lender shall have received the executed legal opinions of counsel of Borrower, dated the Closing Date and otherwise in form and substance acceptable to Lender and covering such other matters incident to the transactions contemplated by the Loan Documents as Lender shall reasonably request.

         (h) Due Diligence Review. Lender shall have completed to its satisfaction its standard and customary credit and due diligence review of Borrower.

         (i) No Material Adverse Change. No Material Adverse Change with respect to Borrower, Finco or Onyx shall have occurred since September 30, 2003.

         (j) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement, the Note and the other Loan Documents shall be satisfactory in form and substance to Lender, and Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

         Section 5.02. Initial and Subsequent Loans. Lender's obligation to make any Loan to Borrower (including the initial Loan) on any Funding Date is subject to the satisfaction of the following further conditions precedent and the delivery of a Notice of Borrowing by Borrower pursuant to Section 2.03(a), and the acceptance of the proceeds of any Loan by Borrower shall constitute certification by Borrower that the following conditions shall have been satisfied, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

         (a) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default will occur as a result of making such Loan.

         (b) Representations and Warranties. Each representation and warranty made by Borrower in this Loan Agreement and in each other Loan Document to which it is a party shall be true and correct on and as of such Funding Date, both before and after giving effect to such Loan and the application of the proceeds therefrom with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Borrower shall also be in compliance with all governmental licenses and authorizations and qualified to do business and in good standing in all required jurisdictions where the failure to be in compliance or so qualified could reasonably be expected to have a Material Adverse Effect.

         (c) Permitted Funding Date. The Funding Date (other than the initial Funding Date) shall be on a Permitted Funding Date.

         (d) Notice of Borrowing. Lender shall have received a Notice of Borrowing with respect to such Loan, as required to be delivered in accordance with Section 2.03(a) hereof.

         (e) No Material Adverse Effect. There shall not have occurred one or more events that constitutes, or could reasonably be expected to constitute, a Material Adverse Effect.

         (f) Principal Balance; Borrowing Base. The principal amount of such Loan (i) does not exceed the Available Commitment on such Funding Date and (ii) when added to the Total Outstanding Loans on such Funding Date (before giving effect to the Loan to be made on such Funding Date), does not result in a Collateral Shortfall Event after giving effect to such Loan. Lender shall have received a completed Borrowing Base Certificate, showing minimum availability under the Borrowing Base of an amount equal to or greater than the Loan requested on such Funding Date.

         (g) Filings, Registrations, Recordings. All documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared (and if required, executed) for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.

         (h) Payoff Letters. Lender shall have received UCC-3 partial release financing statements (or other appropriate forms including any "in-lieu" financing statements or amendments to financing statements) in appropriate form for filing, together with one or more Payoff Letters, in each case duly executed by the applicable Prior Lender releasing the Previously Financed Residual Interest Instrument(s) to be pledged by Borrower to Lender under this Loan Agreement on such Funding Date from the security interest of such Prior Lender, and Lender shall have received a copy of each such Payoff Letter.

         (i) Fees and Expenses. Lender shall have received all fees, expenses and other amounts required to be paid by Borrower on or prior to such Funding Date.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Section 6.01. Representations and Warranties Relating to Borrower. In order to induce Lender to enter into this Loan Agreement and to make the Loans provided for hereunder, Borrower makes the following representations and warranties, which shall survive the execution and delivery hereof and of the Notes, and which shall be deemed re-made by Borrower each time Borrower submits a Notice of Borrowing to Lender:

         (a) Corporate Existence; Compliance with Law. Borrower is (i) duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, (iii) had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Collateral and (iv) is in compliance with all Requirements of Law and its obligations under this Loan Agreement.

         (b) Due Qualification. Borrower is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property, or the conduct of its business shall require such qualifications, licenses and approvals and where the failure to so qualify or to obtain such licenses and approvals could be reasonably expected to have a Material Adverse Effect.

         (c) Power and Authority. Borrower has the power and authority to execute and deliver this Loan Agreement and the other Loan Documents to which it is a party and to carry out their respective terms; Borrower has full power and authority to grant a security interest in the Collateral to Lender and has duly authorized such grant by all necessary action; and the execution, delivery and performance of this Loan Agreement and the other Loan Documents to which it is a party have been duly authorized by Borrower by all necessary action.

         (d) Binding Obligation. This Loan Agreement, the Note and each other Loan Document to which Borrower is a party has been duly and validly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

         (e) No Violation. The execution, delivery and performance by Borrower of this Loan Agreement, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment by Borrower of the terms hereof and thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of Borrower; (B) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, agreement, mortgage, deed of trust, or other instrument to which Borrower is a party or by which it is bound or any of its properties are subject; (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument (other than this Loan Agreement and the other Loan Documents); or (D) violate any law, order, rule, or regulation applicable to Borrower of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower or its properties, which, in the case of clause (D), could reasonably be expected to result in a Material Adverse Effect.

         (f) No Proceedings. There are no proceedings or investigations pending, or to Borrower's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower or its properties: (A) asserting the invalidity of this Loan Agreement, the Note or the other Loan Documents to which Borrower is a party,
(B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Agreement or the other Loan Documents, (C) seeking any determination or ruling that could materially and adversely affect the performance by Borrower of its obligations under, or the validity or enforceability of, this Loan Agreement or the other Loan Documents, or (D) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

         (g) Approvals. All licenses, approvals, authorizations, consents, orders or other actions of any Person or other organization, or of any court, governmental agency or body or official, required to be obtained by Borrower in connection with the execution and delivery of this Loan Agreement and the other Loan Documents have been or will be taken or obtained, and will be in full force and effect, on or prior to the Closing Date where the failure to take or obtain the same could be reasonably likely to result in a Material Adverse Effect.

         (h) Credit Trigger Events. Without limiting the scope of Section 6.01(e), no Credit Trigger Event has occurred and is continuing under any Eligible Securitization Transaction related to a Pledged Residual Interest Instrument.

         (i) Offices. The principal place of business and chief executive office of Borrower is located at 27051 Towne Centre Drive, Suite 220, Foothill Ranch, California 92610, or such other address with respect to which the requirements of Section 12.02 have been met. Borrower's books and records evidencing or relating to the Pledged Residual Interest Instruments, the related Eligible Securitization Transactions and other Collateral are located at such address.

         (j) Legal Names. Since the date of its formation, (i) Borrower has not
(i) been known by any legal name other than its corporate name as of the date hereof, or (ii) been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or its structure. Borrower uses no trade names other than its actual corporate name.

         (k) Insolvency. Borrower is not insolvent, and will not be made insolvent after giving effect to the transactions contemplated by this Loan Agreement.

         (l) No Liens. Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than Lender, and immediately prior to the pledge of such Collateral, Borrower was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens that have been released or are to be released simultaneously with the Liens granted in favor of Lender hereunder. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office, except such as have been or may hereinafter be filed pursuant to this Loan Agreement.

         (m) Security Interest. The provisions of this Loan Agreement are effective to create in favor of Lender a valid and enforceable first priority security interest in all right, title and interest of Borrower in, to and under the Collateral free and clear of all other Liens. There are no agreements in effect adversely affecting the rights of Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by Section 4.01.

         (n) Special Purpose Entity; No Other Business. Borrower is a limited purpose, bankruptcy remote entity authorized to engage in transactions of the type contemplated by this Loan Agreement. Borrower engages in no other business activities other than the acquisition of Residual Interest Instruments, pledging such Residual Interest Instruments to obtain financing and other activities relating to the foregoing to the extent permitted by the organizational documents of Borrower.

         (o) No Fraudulent Conveyance. As of the Closing Date and immediately after giving effect to each Loan, the fair value of the assets of Borrower is greater than the fair value of its liabilities (including, without limitation, contingent liabilities of Borrower), and Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets. Borrower is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

         (p) No Subsidiaries. Borrower has no Subsidiaries.

         (q) Use of Proceeds. No proceeds of any Loans will be used by Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation T, U or X.

         (r) Investment Company Act. Borrower is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company' as such terms are defined in the Investment Company Act nor is Borrower otherwise subject to regulation thereunder.

         (s) Statutes and Regulations Regarding Indebtedness. Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

         (t) No Default or Event of Default. No Default or Event of Default has occurred and is continuing. Borrower is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement or instrument to which it is a party or by which it is bound the result of which could reasonably be expected to have a Material Adverse Effect.

         (u) ERISA.

                           (i) No Plan is or has been a Multiemployer Plan.
                  Except for Onyx, neither Borrower nor any ERISA Affiliate of Borrower has maintained any Plan which is subject to Title IV of ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan of Onyx, and each such Plan has complied in all material respects with the applicable provisions of ERISA and the Code; provided, that any non-compliance by the Plan with the applicable provisions of ERISA or the Code that is reasonably likely to subject Borrower to any tax, penalty or other liability, shall be deemed material non-compliance. The present value of all accrued benefits under each such Plan (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.

                           (ii) If required to be filed, Schedule B (Actuarial
                  Information) to each most recent annual report (Form 5500 Series) has been filed for each applicable Plan with the IRS. Each such schedule is complete and accurate in all material respects and fairly presents the funding status of such applicable Plan.

                           (iii) Each Plan which is intended to be qualified
                  under Section 401 (a) of the Code is so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501 (a) of the Code, and neither Borrower nor any ERISA Affiliate has materially breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code or regulations promulgated thereunder with respect to any Plan.

                           (iv) Neither Borrower nor any ERISA Affiliate
                  maintains or contributes to any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA, Section 4980B of the Code, or any substantially similar state or local law.

                           (v) No Plan has incurred any accumulated funding
                  deficiency (as defined in Section 302 of ERISA and 412(a) of the Code), whether or not waived.

                           (vi) Neither Borrower nor any ERISA Affiliate nor any
                  fiduciary of any Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event.

                           (vii) Neither Borrower nor any ERISA Affiliate has
                  incurred, and no condition exists or event or transaction has occurred with respect to any Plan that could result in, any withdrawal liability under Section 4201 of ERISA that remains unpaid or liability to the PBGC which remains outstanding other than the payment of premiums, and there are no such premium payments which have become due which are unpaid.

                           (viii) Neither Borrower nor any ERISA Affiliate has
                  (i) failed to make a required contribution or payment to a Plan, (ii) made a complete or partial withdrawal from a Multiple Employer Plan or a Multiemployer Plan or (iii) failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment.

                           (ix) Neither Borrower nor any ERISA Affiliate is
                  required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liabilities for the plan year.

         (v) Taxes. Borrower has filed or caused to be filed all Federal, state and other tax returns which are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any Federal, state or other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power, other than taxes, fees or other charges being contested in good faith for which Borrower has reserved on its books and records; no tax Lien has been filed against it, and no claim is being asserted by any Governmental Authority, with respect to any such tax, fee or other charge.

         (w) Accurate Information. No Monthly Servicer Report, Collateral Value Model Amount, Eligible Securitization Document or other information, exhibit, financial statement, document, book, record or report furnished by or on behalf of Borrower to Lender or Program Support Provider in connection with any of the Loan Documents was inaccurate in any material respect as of the date so furnished except as otherwise disclosed to Lender or Program Support Provider at such time, or contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. All such documents and materials are complete and include all amendments, modifications and waivers, if any, made to such documents and materials on or prior to the date of delivery thereof.

         (x) True Sale and Non-Consolidation Opinion. All factual statements set forth under the heading "Assumptions of Fact" in the True Sale and Non-Consolidation Opinion are true, accurate and complete in all respects as they relate to Borrower.

         Section 6.02. Representations and Warranties of Lender. Lender makes the following representations and warranties, which shall survive the execution and delivery hereof and of the Note, and which shall be deemed re-made by Lender on each Funding Date:

         (a) Corporate Existence; Compliance with Law. Lender is (i) duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, (iii) had at all relevant times, and shall have, power, authority, and legal right to make the Loans as described hereunder and (iv) is in compliance with all Requirements of Law and its obligations under this Loan Agreement.

         (b) Due Qualification. The Lender is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property, or the conduct of its business shall require such qualifications, licenses and approvals and where the failure to so qualify or to obtain such licenses and approvals could be reasonably expected to have a material adverse effect on the ability of Lender to perform hereunder and under the Loan Documents.

         (c) Power and Authority. Lender has the power and authority to execute and deliver this Loan Agreement and the other Loan Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Loan Agreement and the other Loan Documents to which it is a party have been duly authorized by the Lender by all necessary action.

         (d) Binding Obligation. This Loan Agreement and each other Loan Document to which Lender is a party has been duly and validly executed and delivered by Lender and constitutes the legal, valid and binding obligation of Lender enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

         (e) No Violation. The execution, delivery and performance by Lender of this Loan Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment by Lender of the terms hereof and thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement of Lender; (B) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, agreement, mortgage, deed of trust, or other instrument to which Lender is a party or by which it is bound or any of its properties are subject; or (C) violate any law, order, rule, or regulation applicable to Lender of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Lender or its properties, which, in the case of clause (C), could reasonably be expected to result in a material adverse effect on the ability of Lender to perform hereunder and under the Loan Documents.

         (f) Liquidity Facility. Lender maintains a back-up liquidity facility with State Street Bank & Trust Company pursuant to which it may satisfy its obligations under this Agreement, and Lender will provide Borrower with 30 days advance written notice of the termination of such facility.

         Section 6.03. Representations and Warranties of Onyx. Onyx makes the following representations and warranties, which shall survive the execution and delivery hereof, and which shall be deemed re-made by Onyx on each Funding Date:

         (a) Corporate Existence; Compliance with Law. Onyx is (i) duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, (iii) had at all relevant times, and shall have, power, authority, and legal right to enter into and perform its obligations under this Loan Agreement and (iv) is in compliance with all Requirements of Law and its obligations under this Loan Agreement.

         (b) Due Qualification. Onyx is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property, or the conduct of its business shall require such qualifications, licenses and approvals and where the failure to so qualify or to obtain such licenses and approvals could be reasonably expected to have a material adverse effect on the ability of Onyx to perform hereunder.

         (c) Power and Authority. Onyx has the power and authority to execute and deliver this Loan Agreement and each Eligible Securitization Transfer Document to which Onyx is a party and to carry out their respective terms; and the execution, delivery and performance of this Loan Agreement and each Eligible Securitization Transfer Document to which Onyx is a party have been duly authorized by Onyx by all necessary action.

         (d) Binding Obligation. This Loan Agreement and each Eligible Securitization Transfer Document to which Onyx is a party has been duly and validly executed and delivered by Onyx and constitutes the legal, valid and binding obligation of Onyx enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

         (e) No Violation. The execution, delivery and performance by Onyx of this Loan Agreement and each Eligible Securitization Transfer Document to which Onyx is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment by Onyx of the terms hereof and thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of Onyx ; (B) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, agreement, mortgage, deed of trust, or other instrument to which Onyx is a party or by which it is bound or any of its properties are subject; or (C) violate any law, order, rule, or regulation applicable to Onyx of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Onyx or its properties, which, in the case of clause (C), could reasonably be expected to result in a material adverse effect on the ability of Onyx to perform hereunder.

         (f) Accurate Information. No Monthly Servicer Report, Collateral Value Model Amount, Eligible Securitization Document, or other information, exhibit, financial statement, document, book, record or report furnished by or on behalf of Onyx to Lender or Program Support Provider in connection with any of the Loan Documents was inaccurate in any material respect as of the date so furnished except as otherwise disclosed to Lender or Program Support Provider at such time, or contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. All such documents and materials are complete and include all amendments, modifications and waivers, if any, made to such documents and materials on or prior to the date of delivery thereof.

         (g) True Sale and Non-Consolidation Opinion. All factual statements set forth under the heading "Assumptions of Fact" in the True Sale and Non-Consolidation Opinion are true, accurate and complete in all respects as they relate to Onyx.

         Section 6.04. Representations and Warranties of Finco. Finco makes the following representations and warranties, which shall survive the execution and delivery hereof, and which shall be deemed re-made by Finco on each Funding
Date:

         (a) Corporate Existence; Compliance with Law. Finco is (i) duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, (iii) had at all relevant times, and shall have, power, authority, and legal right to enter into and perform its obligations under this Loan Agreement and (iv) is in compliance with all Requirements of Law and its obligations under this Loan Agreement.

         (b) Due Qualification. Finco is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property, or the conduct of its business shall require such qualifications, licenses and approvals and where the failure to so qualify or to obtain such licenses and approvals could be reasonably expected to have a material adverse effect on the ability of Finco to perform hereunder.

         (c) Power and Authority. Finco has the power and authority to execute and deliver this Loan Agreement and each Eligible Securitization Transfer Document to which Finco is a party and to carry out their respective terms; and the execution, delivery and performance of this Loan Agreement and each Eligible Securitization Transfer Document to which Finco is a party have been duly authorized by Finco by all necessary action.

         (d) Binding Obligation. This Loan Agreement and each Eligible Securitization Transfer Document to which Finco is a party has been duly and validly executed and delivered by Finco and constitutes the legal, valid and binding obligation of Finco enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

         (e) No Violation. The execution, delivery and performance by Finco of this Loan Agreement and each Eligible Securitization Transfer Document to which Finco is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment by Finco of the terms hereof and thereof do not
(A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of Finco; (B) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, agreement, mortgage, deed of trust, or other instrument to which Finco is a party or by which it is bound or any of its properties are subject; or (C) violate any law, order, rule, or regulation applicable to Finco of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Finco or its properties, which, in the case of clause (C), could reasonably be expected to result in a material adverse effect on the ability of Finco to perform hereunder.

         (f) Accurate Information. No Eligible Securitization Document or other information, exhibit, financial statement, document, book, record or report furnished by or on behalf of Finco to Lender or Program Support Provider in connection with any of the Loan Documents was inaccurate in any material respect as of the date so furnished except as otherwise disclosed to Lender or Program Support Provider at such time, or contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. All such documents and materials are complete and include all amendments, modifications and waivers, if any, made to such documents and materials on or prior to the date of delivery thereof.

         (g) True Sale and Non-Consolidation Opinion. All factual statements set forth under the heading "Assumptions of Fact" in the True Sale and Non-Consolidation Opinion are true, accurate and complete in all respects as they relate to Finco.

                                   ARTICLE VII

                                    COVENANTS

         Section 7.01. Affirmative Covenants of Borrower. So long as any of the Loans shall remain outstanding, and until the principal of and interest on the Note and all other Secured Obligations due hereunder shall have been paid in full, Borrower agrees that it will:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Pledged Residual Interest Instruments and related Collateral, where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

         (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, licenses, permits and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation, in each jurisdiction where the failure to preserve and maintain such existence, rights, licenses, permits, privileges and qualification could have a Material Adverse Effect.

         (c) Financial Covenants. Maintain a cumulative dollar weighted average Net Yield for all Eligible Securitization Transactions relating to the Pledged Residual Interest Instruments for any period of three (3) consecutive months at greater than 0.0%.

         (d) Monthly Servicer's Reports. Deliver to Lender prior to each Payment Date each Monthly Servicer Report for the immediately preceding calendar month.

         (e) Books and Records; Inspection. Keep proper books and records of account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of Lender, including certified public accountants or other auditors, to inspect, at Borrower's expense, such books and records of account that relate to this Loan Agreement, the Pledged Residual Interest Instruments and the other Collateral at any time on prior notice during normal business hours; provided the maximum expense to Borrower pursuant to this Section 7.01(e), together with Section 7.04(d), shall not exceed $5,000 per annum, except that following and during the continuance of an Event of Default the maximum expense to Borrower pursuant to Section this 7.01(e), together with Section 7.04(d), shall not exceed $5,000 per calendar quarter.

         (f) Eligible Securitization Documents. Comply in all respects with Borrower's obligations under each Eligible Securitization Document.

         (g) Maintain Security Interest. Take all actions necessary to obtain and maintain, for the benefit of Lender, a first lien on and a first priority, perfected security interest in the Collateral, including the execution or authorization, as applicable, and delivery of all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments and take such other action necessary or advisable to:

                           (i) grant more effectively all or any portion of the
                  Collateral;

                           (ii) maintain or preserve the lien and security
                  interest (and the priority thereof) created by this Loan Agreement or carry out more effectively the purposes hereof;

                           (iii) perfect, publish notice of or protect the
                  validity of the grant of a security interest in the Collateral made by this Loan Agreement;

                           (iv) enforce any of the Collateral;

                           (v) preserve and defend title to the Collateral and
                  the rights of Lender in such Collateral against the claims of all persons and parties; or

                           (vi) pay all taxes or assessments levied or assessed
                  upon the Collateral when due.

         (h)      At all times:

                           (i) maintain its own deposit account or accounts,
                  separate from those of any Affiliate, with commercial banking institutions and, except as otherwise provided in the Loan Documents, ensure that its funds will not be diverted to any other Person or for other than its own corporate uses, nor will such funds be commingled with the funds of any Affiliate;

                           (ii) to the extent that it shares the same officers
                  or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                           (iii) to the extent that it jointly contracts with
                  any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs; to the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

                           (iv) enter into all material transactions with its
                  Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis;

                           (v) maintain office space that is distinct from the
                  office space of any of its Affiliates and, to the extent that it and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

                           (vi) conduct its affairs strictly in accordance with
                  its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, separate stationery, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records, financial records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

                           (vii) act solely in its own name, hold itself out as
                  a separate entity, pay its own liabilities out of its own funds, and not assume or guarantee any of the liabilities of any of its Affiliates; and

                           (viii) take, or refrain from taking, as the case may
                  be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 7.01(h).

         (i) Collateral Shortfall Event. Upon discovery by Borrower of any Collateral Shortfall Event (including, without limitation, pursuant to a notice delivered by Lender to Borrower), deliver written notice to Lender no later than 1:00 p.m., Boston time, on the third (3rd) Business Day immediately succeeding such discovery, which written notice shall (x) contain a description of the cause of such deficiency and (y) set forth the manner in which Borrower will cure such deficiency, if applicable. If at any time there exists a Collateral Shortfall Event, Borrower shall cure the same in accordance with the terms of this Loan Agreement.

         (j) Further Assurances. From time to time hereafter, execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as Lender may reasonably request, for the purposes of implementing or effectuating the provisions of this Loan Agreement or the Notes, or of more fully perfecting or renewing the rights of Lender with respect to the Collateral pursuant hereto. Upon the exercise by Lender of any power, right, privilege or remedy pursuant to this Loan Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Lender may be required to obtain for such governmental consent, approval, registration, qualification or authorization.

         (k) True Sale and Non-Consolidation Opinion. Comply in all respects applicable to Borrower with the assumptions set forth under the heading "Assumptions of Fact" in the True Sale and Non-Consolidation Opinion.

         Section 7.02. Reporting Requirements. Borrower will furnish, or cause to be furnished, to Lender:

         (a) Monthly Borrowing Base Certificate. On the Business Day immediately preceding each Payment Date, a Borrowing Base Certificate.

         (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Onyx, (i) copies of Onyx's consolidated and consolidating quarterly financial reports prepared in accordance with GAAP, and (ii) a calculation of the financial covenants set forth in Sections 7.01(c) and 7.04(a) and (b) demonstrating that there is no breach of such Section, all certified by the chief financial officer or chief accounting officer of Onyx;

         (c) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of Onyx, a copy of Onyx's consolidated and consolidating annual financial statements as reported on by nationally recognized independent certified public accountants, along with consolidated and consolidating schedules of Borrower;

         (d) Compliance Certificate. Concurrently with the delivery of the financial statements required pursuant to Section 7.02(b) and (c) hereof, one or more certificates signed by an officer of each of Borrower and Onyx authorized to execute such certificates on behalf of Borrower or Onyx, as the case may be, stating that:

                           (i) a review of Borrower's performance under the Loan
                  Documents during such period has been made under such officer's supervision;

                           (ii) to the best of such officer's knowledge
                  following reasonable inquiry, no Default or Event of Default has occurred, or if a Default or an Event of Default has occurred, specifying the nature thereof and, if Borrower has a right to cure pursuant to Section 8.01 hereof, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by Borrower to cure such Default or Event of Default or to otherwise comply with the terms of this Loan Agreement to which such Default or Event of Default relates; and

                           (iii) in the case of financial statements submitted
                  in accordance with Section 7.02(b) hereof, such financial statements are complete and correct in all material respects and present fairly the financial condition and results of operations of Onyx and Borrower as of the dates for the periods indicated, in accordance with GAAP consistently applied; and

         (e) Defaults. As soon as possible and in any event within five (5) Business Days after obtaining knowledge of the occurrence of a Default or an Event of Default, or a default or event of default under any instruments or agreement evidencing, securing or providing for the issuance of indebtedness or repurchase obligations of Borrower, a written statement of the chief financial officer or chief accounting officer of Borrower setting forth details of such event and the action that Borrower propose to take with respect thereto.

         (f) Notices. Promptly, notice of the occurrence of any of the following events:

                           (i) any material litigation, investigation or
                  proceeding which may exist at any time affecting Borrower or the Collateral;

                           (ii) any Material Adverse Change; or

                           (iii) any Change in Control.

         Section 7.03. Negative Covenants of Borrower. So long as any of the Loans shall remain outstanding, and until the principal of and interest on the Note and all other Secured Obligations due hereunder shall have been paid in full, Borrower agrees that it will not:

         (a) Sales, Liens, Etc. Except pursuant hereto or in accordance with this Loan Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than a tax lien, so long as the taxes related thereto are not at the time due and payable) upon or with respect to, any Pledged Residual Interest Instrument or related Collateral, or any interest therein, or any right to receive income or Proceeds from or in respect of any of the foregoing.

         (b) Mergers, Acquisitions, Sales, etc. Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any of the Pledged Residual Interest Instruments or any interest therein (other than, in each case, pursuant hereto).

         (c) Amendment to Certain Eligible Securitization Documents. Borrower will not amend, modify, change or waive its rights pursuant to (or consent to any such amendment, modification, change or waiver to) any of the Eligible Securitization Documents in any manner adverse to Lender's interest in the Pledged Residual Interest Instruments, without the prior written consent of Lender. Without limiting the foregoing, Borrower will not consent or agree, without Lender's consent, to any increase in the amount on deposit in any Spread Account related to a Pledged Residual Interest Instrument so as to maintain the rating of the related securitization transaction. Borrower shall provide Lender with (i) advance written notice of each proposed amendment, modification, change or waiver to any Eligible Securitization Document and (ii) an executed copy of each such amendment, modification, change or waiver, in each case, as soon as practicable upon receipt by Borrower.

         (d) Amendment of Certificate of Incorporation; Change in Borrower's Business. Amend its certificate of incorporation or bylaws, or engage in any business other than as contemplated by the Borrower's certificate of incorporation.

         Section 7.04. Additional Covenants of Onyx and Finco. So long as any portion of the Loan shall remain outstanding, and until the principal of and interest on the Note and all other Secured Obligations due hereunder shall have been paid in full, each of Onyx and Finco, as applicable, hereby covenants as follows:

         (a) Net Worth. Onyx's Net Worth as of the last day of any fiscal quarter of Onyx ending after December 31, 2003, shall not be less than an amount equal to (x) $50,000,000 plus, (y) on a cumulative basis, an amount equal to fifty percent (50%) of Onyx's positive Net Income during each such fiscal quarter ending after December 31, 2003 minus (z) on a cumulative basis from and after December 31, 2003, up to $3,000,000 in respect of "FASB 125 Net Worth Adjustments". As used herein, the term "FASB 125 Net Worth Adjustments" shall mean downward adjustments in Net Worth required by Financial Accounting Standard No. 125 issued by the Financial Accounting Standards Board. Other than up to $3,000,000 in respect of FASB 125 Net Worth Adjustments, the minimum Net Worth covenant amount shall never decrease, regardless of whether Onyx shall have negative Net Income during any fiscal quarter.

         Solely by way of example, if Onyx had Net Income of $1,000,000 for the first fiscal quarter of 2004, the minimum Net Worth covenant at March 31, 2004 would be $50,000,000 plus ($l,000,000)(50%) = $50,500,000. Going forward, the minimum Net Worth covenant at June 30, 2004 (the end of the second fiscal quarter of 2004) would be an amount equal to $50,500,000 plus fifty percent (50%) of Onyx's Net Income for such second fiscal quarter. The numbers used in this paragraph are for informational purposes only. The actual step-up in the minimum Net Worth covenant will be calculated based upon Onyx's actual Net Income.

         (b) Minimum Servicing Balance. Onyx shall at all times maintain a Minimum Servicing Balance of $2,000,000,000.

         (c) Amendment to Certain Eligible Securitization Documents. Each of Onyx and Finco shall comply in all respects with their respective obligations under each Eligible Securitization Document. Further, neither Onyx nor Finco shall amend, modify, change or waive its rights pursuant to (or consent to any such amendment, modification, change or waiver to) any of the Eligible Securitization Documents in any manner adverse to Lender's interest in the Pledged Residual Interest Instruments, without the prior written consent of Lender. Without limiting the foregoing, neither Onyx nor Finco shall consent or agree, without Lender's consent, to any increase in the amount on deposit in any Spread Account related to a Pledged Residual Interest Instrument so as to maintain the rating of the related securitization transaction. Onyx or Finco, as applicable, shall provide Lender with (i) advance written notice of each proposed amendment, modification, change or waiver to any Eligible Securitization Document and (ii) an executed copy of each such amendment, modification, change or waiver, in each case, as soon as practicable upon receipt by Onyx or Finco, as applicable.

         (d) Books and Records; Inspection. Each of Finco and Onyx shall keep proper books and records of account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of Lender, including certified public accountants or other auditors, to inspect, at Borrower's expense, such books and records of account that relate to this Loan Agreement, the Pledged Residual Interest Instruments and the other Collateral at any time on prior notice during normal business hours; provided the maximum expense to Borrower pursuant to this Section 7.04(d), together with Section 7.01(e), shall not exceed $5,000 per annum, except that following and during the continuance of an Event of Default the maximum expense to Borrower pursuant to this Section 7.04(d), together with
Section 7.01(e), shall not exceed $5,000 per calendar quarter.

         (e) True Sale and Non-Consolidation Opinion. Each of Onyx and Finco shall comply in all respects applicable to Onyx and Finco, respectively, with the assumptions set forth under the heading "Assumptions of Fact" in the True Sale and Non-Consolidation Opinion.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         Section 8.01. Events of Default. Each of the following events shall constitute an "Event of Default":

         (a) Borrower shall default in the payment of principal of or interest on the Note when the same becomes due and payable, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise; or

         (b) Borrower, Onyx or Finco shall default in the performance of or compliance with any term contained herein and such default shall not have been remedied or waived by Lender within thirty (30) days after the earlier of discovery and receipt of written notice thereof from Lender; provided, that, an Event of Default shall occur automatically upon any breach of Section 7.03(c) or 7.04(c) of this Loan Agreement; or

         (c) Any representation or warranty made by Borrower, Onyx or Finco herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made and such failure (if in the reasonable judgment of Lender such failure is capable of being cured) shall continue unremedied for a period of thirty (30) days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Borrower by Lender, or (y) the date on which an officer of Borrower has actual knowledge of such failure; or

         (d) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for (i) the issuance of Indebtedness of Borrower or (ii) the issuance of Indebtedness of Onyx or Finco or any Affiliate of either of them under any Warehouse Facility, which default, in either case (A) is a default in payment of any principal or interest on such Indebtedness when due or, if later, within any applicable grace period, or (B) shall have resulted in acceleration of the maturity of such Indebtedness without such acceleration having been rescinded or annulled or such Indebtedness shall not have been discharged within a period of 30 days after such default or acceleration; or

         (e) Borrower shall discontinue its business or Borrower shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of Borrower or any substantial part of the property of Borrower, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or Borrower shall take any action to dissolve or liquidate Borrower; or

         (f) If, within 60 days after the commencement against Borrower of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within 60 days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of Borrower or any substantial part of the property of Borrower, such appointment shall not have been vacated; or

         (g) Onyx is replaced as servicer of any Eligible Securitization Transaction related to a Pledged Residual Interest Instrument; or

         (h) Any other event or condition occurs or exists which in Lender's reasonable judgment impairs or creates a material risk of impairment of Borrower's legal right to receive payments in respect of the Collateral; or

         (i) Borrower, Finco or Onyx shall fail to perform or observe any of its obligations under any of the Loan Documents or the Eligible Securitization Documents related to a Pledged Residual Interest Instrument, and such failure could reasonably be expected to have a Material Adverse Effect (a default under any Insurance Agreement shall be deemed to have a Material Adverse Effect), or if the validity of this Loan Agreement, the Notes or other Loan Document, or of any Eligible Securitization Document related to a Pledged Residual Interest Instrument shall be challenged or disaffirmed by any party hereto or thereto (other than Lender), or shall in any manner cease to be in full force and effect (other than pursuant to its expiration or termination in accordance with its terms), or if any notice of default shall be issued thereunder by any party thereto; or

         (j) A Change in Control shall occur.

         Section 8.02. Remedies. If any Event of Default shall have occurred and be continuing, Lender may, by written notice to Borrower, declare the commencement of the Accelerated Amortization Period, whereupon the obligation of Lender to make Loans hereunder shall automatically terminate without any other notice of any kind; provided that, in the case of an Event of Default arising by reason of the occurrence of any event described in Sections 8.01(e) or 8.01(f), the Accelerated Amortization Period shall automatically commence with no action required by Lender, and the obligations of the Lender to make Loans hereunder shall automatically terminate without any other notice of any kind by Lender, and further, all obligations of Borrower to Lender shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower.

                                   ARTICLE IX

                              CREDIT TRIGGER EVENTS

         Section 9.01. Credit Trigger Events. The occurrence of any "Trigger Event" (or other event or condition, however defined, which has a substantially similar meaning to the term "Trigger Event" as defined in the Insurance Agreements), under any agreement between Onyx, Finco or Borrower and any Credit Enhancer, or any default, event of default or credit trigger under and as defined in any Eligible Securitization Document related to a Pledged Residual

Interest Instrument included in the calculation of the Borrowing Base shall be a "Credit Trigger Event."

         Section 9.02. Remedies.

         (a) Without notice to Borrower or any other required action or notice by Lender, the Eligible Securitization Transaction experiencing the Credit Trigger Event shall automatically be removed from the calculation of the Borrowing Base.

         (b) Notwithstanding any other terms contained in this Loan Agreement or any other Loan Document, if any Pledged Residual Interest Instrument ceases to be included in the calculation of the Borrowing Base as a result of a Credit Trigger Event, Borrower may obtain the release of Lender's security interest in such Pledged Residual Interest Instrument provided the following conditions are satisfied:

                           (i) Borrower deposits the Repurchase Price related to
                  such Pledged Residual Interest Instrument into the Blocked Account; and

                           (ii) there is no Collateral Shortfall Event
                  continuing following the removal of such Pledged Residual Interest Instrument from the calculation of Borrowing Base.

                                    ARTICLE X

                                ACCOUNTS; REPORTS

         Section 10.01. Establishment of Blocked Account and Reserve Account.

         (a) Prior to the Closing Date, Borrower shall establish the following deposit accounts in its name for the benefit of Lender with State Street Bank and Trust Company:

                           (i) an account denominated "Onyx Acceptance Funding
                  Corporation Residual Blocked Account for the benefit of State Street Bank and Trust Company" (the "Blocked Account"); and

                           (ii) an account denominated "Onyx Acceptance Funding
                  Corporation Residual Reserve Account for the benefit of State Street Bank and Trust Company" (the "Reserve Account").

         (b) Except as otherwise provided herein, the Blocked Account and the Reserve Account shall be under the sole dominion and control of Lender. Notwithstanding the immediately preceding sentence, Lender shall not withdraw or otherwise remove any funds in the Reserve Account or Blocked Account, other than in accordance with this Loan Agreement.

         (c) Funds on deposit in the Blocked Account and the Reserve Account shall be invested by Lender (or any custodian with respect to funds on deposit in any such account) in Permitted Investments selected in writing by Borrower (pursuant to standing instructions or otherwise). In the absence of any contrary instruction, the investments that shall be deemed to have been selected shall be the investments specified in clause (iv) of the definition of "Permitted Investments" set forth in Appendix A to this Loan Agreement. Other than as permitted by Lender, funds on deposit in the Blocked Account or the Reserve Account shall be invested in Permitted Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. All Permitted Investments will be held to maturity.

         (d) All Investment Earnings of monies deposited in the Blocked Account shall be deposited by Lender in the Blocked Account no later than the close of business on the Business Day immediately preceding the related Payment Date, and any loss resulting from such investments shall be charged to the Blocked Account. All Investment Earnings of monies deposited in the Reserve Account shall be deposited by Lender in the Reserve Account no later than the close of business on the Business Day immediately preceding the related Payment Date, and any loss resulting from such investments shall be charged to the Reserve Account.

         (e) If (i) Borrower shall have failed to give investment directions for any funds on deposit in the Blocked Account or the Reserve Account to Lender by 1:00 p.m., Boston time (or such other time as may be agreed by Borrower and Lender), on any Business Day; or (ii) a Default shall have occurred and be continuing; then Lender shall, to the fullest extent practicable, invest and reinvest funds in the Blocked Account and the Reserve Account in one or more Permitted Investments pursuant to paragraph (c) above.

         Section 10.02. Blocked Account Arrangement. Prior to the initial Funding Date, Borrower, for the benefit of Lender, shall establish and maintain an arrangement with State Street Bank and Trust Company with respect to the Blocked Account and shall execute and cause to be executed by all necessary parties all such agreements or instruments as may be deemed necessary by Lender or the trustee or paying agent under each Eligible Securitization Transaction related to a Pledged Residual Interest Instrument to ensure that (i) each Pledged Residual Interest Instrument is transferred to the name of Lender, (ii) each trustee or paying agent under each Eligible Securitization Transaction related to a Pledged Residual Interest Instrument is directed to deposit payments due to the residual interest holder directly to the Blocked Account,
(iii) the Collateral and all proceeds thereof will be deposited directly to the Blocked Account, and (iv) the transactions contemplated by this Loan Agreement are given effect (all such agreements, documents and instruments are referred to collectively as the "Eligible Securitization Transfer Documents"). To the extent that, notwithstanding the execution and delivery of the Eligible Securitization Transfer Documents, Borrower, Onyx or Finco receive any amounts attributable to any Eligible Securitization Transaction related to a Pledged Residual Interest Instrument which should have been deposited in the Blocked Account, the party in receipt of such amounts shall hold the same in trust for Lender immediately upon receipt thereof, and deliver the same to Lender in the form received, together with such party's endorsement thereon where necessary to permit collection thereof for deposit into the Blocked Account.

         Section 10.03. Reserve Account Deposits and Withdrawals.

         (a) On the initial Funding Date, Borrower shall make a deposit into the Reserve Account equal to $500,000 from the Loan effected on such Funding Date. Thereafter, pursuant to Section 3.03(b) or (c), as applicable, Lender, on each Payment Date (after giving effect to the payment of principal, if any, and interest on the Note) shall deposit an amount from the Blocked Account into the Reserve Account necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Account Amount. To the extent that on any Payment Date (after giving effect to the payment of principal, if any, and interest on the Note) the amount on deposit in the Reserve Account is greater than the Required Reserve Account Amount, then such excess amount shall constitute available funds to be distributed by Lender on such Payment Date in accordance with the priority of payments set forth in
Section 3.03 of this Loan Agreement.

         (b) On any Payment Date for which available funds on deposit in the Blocked Account are insufficient to fully satisfy the required payments of interest pursuant to Section 3.03 hereof, Lender may withdraw from the Reserve Account an amount necessary to satisfy any such shortfall. On any Payment Date after the earlier to occur of the commencement of the Accelerated Amortization Period or the Conversion Date, for which available funds on deposit in the Blocked Account are insufficient to fully satisfy the required payments of principal pursuant to Section 3.03 hereof, Lender may withdraw from the Reserve Account an amount necessary to satisfy any such shortfall.

                                   ARTICLE XI

                          INDEMNIFICATION AND EXPENSES

         Section 11.01. Expenses of Lender. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees (i) to pay all reasonable expenses, including reasonable fees and disbursements of counsel for Lender (subject to the term sheet), which Lender has incurred or may hereafter incur in connection with the preparation and review of this Loan Agreement, the Note, the Eligible Securitization Documents related to Pledged Residual Interest Instruments and all other documents related hereto and thereto (including any amendment, consent or waiver hereafter requested by Borrower hereunder or thereunder) and the transactions contemplated hereby or the protection, preservation and/or enforcement of the rights of Lender hereunder or under the Note upon the occurrence of a Default or an Event of a Default hereunder or thereunder or otherwise (including without limitation amounts incurred with respect to any so-called "workout" of the Loan) and (ii) to pay all taxes (other than Lender's income taxes) and fees (including interest and penalties), including, without limitation, all recording and filing fees, transfer and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Loan Agreement, the Note, the Eligible Securitization Documents related to Pledged Residual Interest Instruments and all other documents related hereto and thereto (including any amendment, consent or waiver hereafter requested by Borrower hereunder or thereunder) and to indemnify Lender and hold Lender harmless against any loss or liability resulting from non-payment or delay in payment of any such tax.

         Section 11.02. Indemnification. Each of Borrower and Onyx, jointly and severally, agrees to indemnify Lender, each Affected Party, their respective directors, officers and employees and each other Person, if any, who controls Lender or such Affected Party (each, an "Indemnified Party"), and will hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which such Indemnified

Party may incur or which may be asserted against such Indemnified Party in connection with or arising out of the Loan Documents (other than any loss incurred as a result of Borrower's failure to pay principal or interest on the Loans as a result of: (i) credit losses under the Pledged Residual Interest Instruments, (ii) actual cash flow from the Pledged Residual Interest Instruments being insufficient to pay principal and interest on the Loans or
(iii) actions taken, or the failure to take action, by parties to the Loan Documents or Eligible Securitization Documents other than Onyx, Finco or Borrower), including any investigation, litigation or proceeding involving Borrower or any Affiliate of Borrower (including compliance with or contesting of any subpoenas or other process issued against an Indemnified Party in any proceeding involving Borrower or any Affiliate of Borrower), whether or not Lender is party thereto, other than claims, damages, losses, liabilities or judgments with respect to any matter as to which such Indemnified Party shall have been grossly negligent or shall have committed willful misconduct in its actions or inactions. Promptly upon receipt by any Indemnified Party hereunder of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against Borrower hereunder, notify Borrower in writing of the commencement thereof.

         Section 11.03. Survival of Indemnity and Expenses. Each of Borrower and Onyx acknowledges and agrees that its agreements and obligations under this
Article XI shall survive the termination of this Loan Agreement and repayment in full of the Note and the other Secured Obligations.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01. No Waiver; Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, remedy, power or privilege under this Loan Agreement, the Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of, or any abandonment or discontinuance of steps to enforce any right, remedy, power or privilege under this Loan Agreement, the Note or any other Loan Document preclude any other or further exercise thereof or the exercise of any other rights, remedies or privileges thereunder. The rights, remedies, powers and privileges provided in this Loan Agreement, the Note or any other Loan Documents are cumulative and may be exercised singularly or concurrently and are not exclusive of any other rights, remedies, powers or privileges provided by law.

         Section 12.02. Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for under the Loan Documents (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the address specified for each party hereto below; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party:

BORROWER:                           Onyx Acceptance Funding Corporation
                                    27051 Towne Centre Drive, Ste. 220
                                    Foothill Ranch, California  92610

                                    Attention:  Don Duffy
                                    Telecopier No.: 949-465-3505
                                    Telephone No.: 949-465-3530

LENDER:                             Galleon Capital, LLC
                                    c/o State Street Global Markets, LLC
                                    State Street Financial Center
                                    One Lincoln Street
                                    Boston, MA 02111
                                    Attention: J.K. Fagan
                                    Telecopier No.: 617-350-4020
                                    Telephone No.: 617-664-7960

                                    with a copy to:

                                    State Street Global Markets, LLC
                                    State Street Financial Center
                                    One Lincoln Street
                                    Boston, MA 02111
                                    Attention: J.K. Fagan
                                    Telecopier No.: 617-350-4020
                                    Telephone No.: 617-664-7960

         Except as otherwise provided in this Loan Agreement and except for notices given under Article II (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy (evidenced by electronic receipt) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 12.03. Amendments; Waivers. Any term or provision of any Loan Document may be amended, supplemented or otherwise modified only by an instrument in writing signed by Borrower and Lender. Any provision of a Loan Document may be waived only by the written agreement of Lender. In the case of any waiver of a Default or Event of Default, any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Section 12.04. Calculations. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP and practices which principles and practices shall be consistently applied and in conformity with those used in the preparation of the financial statements referred to herein.

         Section 12.05. Governmental Approval. Borrower agrees to take any action which Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to Lender by this Loan Agreement, including specifically, at Borrower's own cost and expense, the use of its best efforts to assist in obtaining approval of any applicable governmental or regulatory authority or court for any action or transaction contemplated by this Loan Agreement which is then required by law.

         Section 12.06. Severability. Any provision of this Loan Agreement, the Note or any other Loan Document which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.

         Section 12.07. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

         Section 12.08. Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

         Section 12.09. Governing Law. THIS LOAN AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

         Section 12.10. Jurisdiction; Waiver of Jury Trial. BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO SERVICE OF PROCESS, AND TO BE SUED, IN THE STATE OF CALIFORNIA AND CONSENTS TO THE JURISDICTION OF THE COURTS OF ORANGE COUNTY, IN THE STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS HEREUNDER OR UNDER THE NOTE OR ANY OF THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. BORROWER FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF CALIFORNIA.

         EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED IN RESPECT OF THIS LOAN AGREEMENT, THE NOTE, THE LOAN DOCUMENTS, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH. EACH OF BORROWER AND LENDER HEREBY CERTIFIES TO THE OTHER THAT THE NONE OF THE OTHER PARTY OR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN AGREEMENT BY, AMONG OTHER THINGS, THIS WAIVER. BORROWER ACKNOWLEDGES THAT IT HAS READ THE PROVISIONS OF THIS LOAN AGREEMENT AND IN PARTICULAR THIS PARAGRAPH; HAS CONSULTED LEGAL COUNSEL; UNDERSTANDS THE RIGHTS IT IS GRANTING IN THIS LOAN AGREEMENT AND IS WAIVING UNDER THIS SECTION IN PARTICULAR; AND MAKES THE ABOVE WAIVER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY.

         Section 12.11. Assignments; Participations.

         (a) This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Borrower may not assign any of its rights or obligations hereunder or under the Note or under any other Loan Document without the prior written consent of Lender. Lender may assign, participate or otherwise transfer to any Affiliate of Lender, any Program Support Provider or any Affiliate of any Program Support Provider all or any of its rights or obligations under this Loan Agreement and the other Loan Documents to not more than ten investors.

         (b) Borrower agrees to cooperate with Lender in connection with any such assignment or transfer, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment or transfer.

         Section 12.12. Confidentiality. Lender and Borrower agree to keep confidential the terms of this Loan Agreement, the Note and the other Loan Documents; provided, that Lender and Borrower shall have the right to disseminate such information (i) to any outside accounting firm performing analyses in connection with this Loan Agreement, the Note or any other Loan Document or the transactions contemplated hereunder or thereunder which agrees to comply with the provisions of this Section 12.12, to any proposed assignee or transferee of Lender which agrees to comply with the provisions of this Section 12.12, (ii) to their respective employees, directors, agents, attorneys, accountants and other professional advisors (other than competitors of Borrower or Lender) who agree to comply with the provisions of this Section 12.12, (iii) to the Rating Agencies and the employees, directors, agents and attorneys of the Rating Agencies, (iv) upon the request or demand of any examiner or other governmental authority having jurisdiction over such party, (v) in response to any order of any court or other governmental authority, (vi) as may otherwise be required pursuant to any Requirement of Law (including, without limitation, any filing of information with the United States Securities and Exchange Commission required under the Securities Exchange Act of 1934), (vii) in connection with the exercise of any remedy hereunder, and (viii) to any other Person which agrees to comply with the provisions of this Section 12.12 if such dissemination is necessary in connection with this Loan Agreement, the Note or any other Loan Document or the transactions contemplated hereunder or thereunder, in the good faith determination of Borrower or Lender.

         (b) Notwithstanding anything herein to the contrary, either party to this Loan Agreement (and any employee, representative, or other agent of any party to this agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Loan Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent any information is required to be kept confidential to comply with any federal or state securities laws.

         Section 12.13. Entire Agreement. This Loan Agreement, the Note and the other Loan Documents constitute the entire agreement among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Loan Agreement, the Note and the other Loan Documents. Subject to Article XI, nothing in this Loan Agreement, the Note or in the other Loan Documents, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Loan Agreement, the Note or the other Loan Documents.

         Section 12.14. Future Assurances. At its sole cost and without expense to Lender, on demand, Borrower shall do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as Lender shall from time to time request for better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights pledged or assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey, pledge or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Loan Agreement, the Note or any of the other Loan Documents, or for filing, registering or recording any UCC financing statements.

         Section 12.15. Third-Party Beneficiaries. This Loan Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Loan Agreement, no other Person will have any right or obligation hereunder.

         Section 12.16. Termination. This Loan Agreement and the obligations of the parties hereunder shall terminate upon the repayment of the Note and all other Secured Obligations hereunder.

         Section 12.17. No Proceedings; Limitation on Payments.

         (a) Borrower hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the Lender is paid in full.

         (b) Notwithstanding any provisions contained in this Agreement to the contrary, the Lender shall not, nor shall be obligated to, pay any amount pursuant to this Agreement unless the Lender has excess cash flow from operations or has received funds with respect to such obligation or under its liquidity facility with State Street Bank & Trust Company, which may be used to make such payment and which funds or excess cash flow are not required to repay its commercial paper notes when due. Any amounts which the Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Lender for any such insufficiency unless and until the condition described in the preceding sentence are satisfied.

         Section 12.18. Administrative Duties of State Street. Borrower hereby acknowledges and agrees that any action to be taken by or right to be exercised by Lender hereunder may be taken or exercised, as applicable, by State Street Global Markets, LLC, as administrator for Lender.

         Section 12.19. Administrative Duties of Onyx. Borrower and Onyx hereby agree that Onyx shall provide certain administrative, clerical and record keeping duties to Borrower, necessary for Borrower to perform its reporting obligations set forth in the Loan Agreement, including but not limited to the preparation of the Monthly Borrowing Base Certificate as required by Section 7.02(a), and Borrower shall reimburse Onyx for any direct costs and expenses related to such services.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                ONYX ACCEPTANCE FUNDING CORPORATION, as Borrower

                                By:___________________________________________
                                   Name:
                                   Title:

                                GALLEON CAPITAL, LLC
                                  as Lender

                                By:___________________________________________
                                   Name:
                                   Title:

AGREED TO AND ACKNOWLEDGED BY:

ONYX ACCEPTANCE CORPORATION,
for purposes of Sections 6.03, 7.04, 10.02, 11.02, 11.03 and 12.19 only

By:_____________________________________
   Name:
   Title:

ONYX ACCEPTANCE FINANCIAL CORPORATION,
for purposes of Sections 6.04, 7.04 and 10.02 only:

By:_____________________________________
   Name:
   Title:

Signature Page - Residual Interest Loan and Security Agreement

                                                                      APPENDIX A

                                  DEFINED TERMS

         "ABS" is calculated as ((1/Actual Balance)-(1/Scheduled Balance)) / ((Age Y/Actual Balance)-(Age X/Scheduled Balance))

         Where:

         Actual Balance equals the balance at period Y

         Age X equals the weighted average number of months from the applicable cut-off date to period X

         Age Y equals the weighted average number of months from the applicable cut-off date to period Y

         Scheduled Balance equals Beginning Period Balance*((1-(1+(WAC/12))(Pmt Interval-Remaining Term))/(1-(1+WAC/12))(-Remaining Term)))

         Where:

         Beginning Period Balance equals the balance at Period X

         WAC equals the weighted average coupon at Period X

         Payment Interval equals Age Y minus Age X

         Remaining Term equals the weighted average maturity of the remaining pool at period X.

         "Accelerated Amortization Period" means the period beginning on the earliest to occur of (i) the date that is one calendar year after the Conversion Date; (ii) the date on which Lender declares the commencement of the Accelerated Amortization Period following an Event of Default, as provided in Section 8.02; and (iii) the date on which an Event of Default of the type described under
Section 8.01(e) or 8.01(f) occurs.

         "Accrual Period" means with respect to any Payment Date the period from and including the previous Payment Date to, but excluding, such Payment Date; provided that with respect to the first Payment Date occurring after the extension of any Loan hereunder, the Accrual Period for such Loan shall be the period from and including the applicable Funding Date, to but excluding such first Payment Date.

         "Affected Party" means Lender, State Street Global Markets, LLC, as agent for Lender, any Program Support Provider and any assignee or participant of any Program Support Provider.

         "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 50% or more of the securities or interests (on a fully diluted basis) having ordinary voting power for the directors or managing partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or interests, by contract, or otherwise.

         "Applicable Margin" means, for each Loan and (i) any date prior to the occurrence and continuance of a Collateral Shortfall Event (and after any cure thereof), 4.25% or (ii) any date that occurs on or after the occurrence and during the continuance of a Collateral Shortfall Event, 6.25%.

         "Available Commitment" means, as of any date of determination, the amount by which the Commitment Amount exceeds the Total Outstanding Loans.

         "Blocked Account" means the account designated as such, established and maintained pursuant to Section 10.01(a) of this Loan Agreement.

         "Borrower" means Onyx Acceptance Funding Corporation, a Delaware corporation.

         "Borrowing Base" means, as of any date of determination, the lesser of
(a) $30,000,000 and (b) the sum of the Collateral Value Model Amounts for all Pledged Residual Interest Instruments.

         "Borrowing Base Certificate" has the meaning assigned to such term in
Section 2.03(a) of this Loan Agreement.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in New York or Boston are authorized or obligated by law or executive order to be closed. Any action required to be taken on a day which falls on a day other than a Business Day shall be taken on the next Business Day. Any notice received after 3:00 p.m., Boston time on any Business Day shall be deemed receive on the next succeeding Business Day.

         "Change in Control" means Onyx fails to own 100% of the capital stock of Borrower.

         "Clean-up Call" means the purchase by Onyx, as servicer under an Eligible Securitization Transaction related to a Pledged Residual Interest Instrument, of the collateral underlying such Eligible Securitization Transaction on or prior to the first Distribution Date (as defined in the Eligible Securitization Documents) occurring after the Distribution Date on which the Pool Balance (as defined in the Eligible Securitization Documents) reaches 10% or less of the Original Pool Balance (as defined in the Eligible Securitization Documents).

         "Closing Date" means January 13, 2004.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall have the meaning provided in Section 4.01(a) of this Loan Agreement.

         "Collateral Shortfall Event" shall have the meaning provided in Section 2.05(a) of this Loan Agreement.

         "Collateral Value Model Amount" means, with respect to each Pledged Residual Interest Instrument, an estimate of the present value of cash flows related thereto using a financial model developed and owned by Woodcliff Company, LLC in the format existing as of the Closing Date, which financial model has been delivered to Borrower and State Street Global Markets, LLC, as agent for Lender, prior to the Closing Date and which financial model shall not be changed or altered after the Closing Date without the consent of both Lender and Borrower. The model will be run monthly by Borrower within three (3) Business Days of receipt of the Monthly Servicer Reports. Lender, in its discretion, may recalculate any Collateral Value Model Amount and if such recalculation differs from Borrower's calculation, Lender's calculation shall be used, absent manifest error. The key assumptions utilized in the calculation of the Collateral Value Model Amount include, as applicable:

                  (i) The base case cumulative net credit loss assumptions will be 4.5% for each of Onyx Acceptance Owner Trust 2001-B and Onyx Acceptance Owner Trust 2001-C, unless the actual cumulative net credit loss percentages, as set forth in the related Monthly Servicer Report, exceed the base case cumulative net credit loss assumption percentages initially assumed in the model, in which case, the base case cumulative net credit loss assumption percentages for such related Eligible Securitization Transaction will be increased as set forth in the model and specified below.

                  The base case cumulative net credit loss assumptions will be 3.5% for each of Onyx Acceptance Owner Trust 2001-D, Onyx Acceptance Owner Trust 2002-A, Onyx Acceptance Owner Trust 2002-B, Onyx Acceptance Owner Trust 2002-C and Onyx Acceptance Owner Trust 2002-D, unless the actual cumulative net credit loss percentages, as set forth in the related Monthly Servicer Report, exceed the base case cumulative net credit loss assumption percentages initially assumed in the model, in which case the base case cumulative net credit loss assumption percentages for such related Eligible Securitization Transaction will be increased as set forth in the model and specified below.

                  If the cumulative net credit loss percentage with respect to any given month for any given Eligible Securitization Transaction as a percentage of the base case cumulative net credit loss assumption percentage for that Eligible Securitization Transaction exceeds the level specified for the corresponding month in Table A, then a "Credit Loss Assumption Revaluation Event" has occurred.

                  Other than as set forth in the following paragraph, the occurrence of the Credit Loss Assumption Revaluation Event will result in a permanent increase in the base case cumulative net credit loss assumption for that particular transaction by the greater of:

                  (1) 0.05%; or

                  (2) the actual excess (i.e., the excess of the actual cumulative net credit loss percentage over the product of the base case cumulative net credit loss assumption percentage multiplied by the percentage specified for the applicable month in Table A).

                  Subsequent, consecutive occurrences of Credit Loss Assumption Revaluation Events will result in an increase in the base case cumulative net credit loss assumption for that particular transaction by the multiple of consecutive months breached and the greater of (1) and (2) above.

                                     TABLE A

                        Cumulative Net
                         Credit Loss
Month                     Percentage
-----                     ----------
  1                          0.000%
  2                          0.000%
  3                          0.341%
  4                          0.780%
  5                          1.804%
  6                          3.998%
  7                          6.728%
  8                          9.751%
  9                         12.969%
 10                         16.967%
 11                         20.819%
 12                         24.671%
 13                         28.181%
 14                         31.789%
 15                         35.056%
 16                         38.372%
 17                         42.272%
 18                         45.929%
 19                         48.903%
 20                         52.072%
 21                         54.803%
 22                         57.094%
 23                         59.532%
 24                         62.457%
 25                         64.749%
 26                         66.309%
 27                         68.454%
 28                         70.648%
 29                         72.355%
 30                         74.500%
 31                         76.304%
 32                         78.157%
 33                         80.156%
 34                         81.570%
 35                         83.130%
 36                         84.983%
 37                         86.251%
 38                         87.811%
 39                         89.127%
 40                         89.956%
 41                         91.224%
 42                         92.199%
 43                         93.028%
 44                         93.759%
 45                         94.149%
 46                         94.539%
 47                         94.929%
 48                         95.319%
 49                         95.709%
 50                         96.099%
 51                         96.490%
 52                         96.880%
 53                         97.270%
 54                         97.660%
 55                         98.050%
 56                         98.440%
 57                         98.830%
 58                         99.220%
 59                         99.610%
 60                        100.000%

         See Exhibit C for examples of the application of this assumption.

         (ii) Credit losses on each Eligible Securitization Transaction will be two times the base case net credit losses for such Eligible Securitization Transaction.

         (iii) Any cash held in the Reserve Account or the Blocked Account will accrue interest at the State Street Global Advisors net offered Money Market Rate.

         (iv) Future cash flows available for repayment of the Note will be discounted at a rate equal to the sum of (a) the 2 year SWAP rate (ask) as quoted on Bloomberg as USSWAP2 and (b) 6.25%.

         (v) The prepayment speed for each Eligible Securitization Transaction will be 1.75 ABS.

         (vi)     Each Clean-up Call will be exercised; provided, however:

                  (A) if (1) Onyx fails to exercise a Clean-up Call with respect to any Eligible Securitization Transaction related to a Pledged Residual Interest Instrument and
                           (2) delivers (a) a certificate to Lender certifying that it has adequate liquidity to exercise such Clean-up Call but has made a business determination not to do so and (b) any other documentation or information requested by Lender in support of such certificate, then, for purposes of calculating the Collateral Value Model Amount, it will be assumed (until the related Pledged Residual Interest Instrument is released from the Lien created by the Loan Agreement) that the Clean-up Call will not be exercised for such Eligible Securitization Transaction related to such Pledged Residual Interest Instrument; or

                  (B) if (1) Onyx fails to exercise a Clean-up Call with respect to any Eligible Securitization Transaction related to a Pledged Residual Interest Instrument and
                           (2) clause A has not been satisfied, then, for purposes of calculating the Collateral Value Model Amount, it will be assumed (until clause (A) is satisfied, provided such clause (A) is satisfied within 30 days of Onyx's failure to exercise the Clean-up Call) that the Clean-up Call will not be exercised for any Eligible Securitization Transactions related to any Pledged Residual Interest Instrument; or

         Each of Borrower and Lender acknowledges that such party has received and reviewed the "Collateral Value Model" used for the calculation of the Collateral Value Model Amount, and each party expressly approves such Collateral Value Model for all purposes of this Loan Agreement, including for purposes of calculating the Borrowing Base.

         "Commitment Amount" means $30,000,000.

         "Commitment Fee" shall have the meaning provided in Section 2.09 of this Loan Agreement.

         "Conversion Date" means the first anniversary of the Closing Date; provided, however, that if Lender, in its sole discretion, opts to extend the term of this Loan Agreement, the "Conversion Date" shall be the date specified by Lender as such in the writing to Borrower prior to the Conversion Date.

         "Credit Enhancer" means XL Capital Assurance Inc., MBIA Insurance Corporation and/or any other entity which is not an Affiliate of Borrower that issues any surety bond, letter of credit or other credit enhancement in connection with any securitization transaction in which a Trust is the issuer.

         "Credit Trigger Event" shall have the meaning provided in Section 9.01 of this Loan Agreement.

         "Default" means an Event of Default or any condition, act or event that with notice or lapse of time or both would constitute an Event of Default.

         "Dollars" and "$" means lawful money of the United States of America.

         "Eligible Residual Interest Instrument" shall have the meaning provided in Section 2.05(c) of this Loan Agreement.

         "Eligible Securitization Documents" shall mean, collectively, the Eligible Securitization Transfer Documents and all agreements, documents, instruments and certificates executed and delivered in connection with any securitization transaction which from time to time becomes an Eligible Securitization Transaction in accordance with the terms of this Agreement and with respect to which the Residual Interest Instrument becomes a Pledged Residual Interest Instrument.

         "Eligible Securitization Transfer Documents" shall have the meaning provided in Section 10.02 of this Loan Agreement.

         "Eligible Securitization Transactions" means each securitization approved by Lender from time to time pursuant to Section 2.05(b) for which the Residual Interest Instrument related thereto is an Eligible Residual Interest Instrument and which is partially supported by internal credit enhancements in the form of a separate Spread Account.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and all rulings issued thereunder.

         "ERISA Affiliate" means with respect to any Person (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, (c) a member of the same affiliated service group (within the meaning of section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any partnership or other trade or business described in clause (b) above or (d) any other Person or entity which would be treated as a single employer with such Person under Section 4001(b) of ERISA.

         "ERISA Termination Event" means a Reportable Event, the filing of a notice of intent to terminate under Section 4041(c) of ERISA or any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan.

         "Event of Default" shall have the meaning provided in Section 8.01 of this Loan Agreement.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Final Scheduled Maturity Date" means the date that is eight (8) years after the occurrence of the Conversion Date.

         "Finco" means Onyx Acceptance Financial Corporation, a Delaware corporation.

         "Funding Date" means, with respect to a Loan, the date set forth in the Notice of Borrowing on which Lender makes such Loan to Borrower hereunder and which shall constitute a Permitted Funding Date.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

         "Galleon Cost of Funds" means, on any day, a per annum interest rate, as determined by Lender, equivalent to (i) if Lender is funding the applicable portion of its investment in the Note with commercial paper notes, the "weighted average cost" related to the issuance of Lender's commercial paper notes or any portion thereof designated by Lender or its agent (and which may also be allocated in part to the funding of other assets of Lender); provided, however, that if any component of such rate is a discount rate, such component shall be converted to an interest bearing equivalent rate per annum and (ii) otherwise, LIBOR. As used above, "weighted average cost" shall consist of (i) the actual interest rate paid to purchasers of Lender's commercial paper notes, (ii) dealer fees and commissions to commercial paper dealers in connection with the issuance of such commercial paper notes and (iii) interest on other borrowing or funding sources of Lender (other than under any liquidity facility) to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

         "Indebtedness" as applied to any Person, means (i) all items (except items of capital or surplus or of retained earnings) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable.

         "Indemnified Party" has the meaning assigned to such term in Section
11.02 of this Loan Agreement.

         "Initial Pledged Residual Interest Instruments" has the meaning assigned to such term in Section 2.05(c) of this Loan Agreement.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of January 13, 2004, by and among Borrower, Credit Suisse First Boston (Europe) Limited, Credit Suisse First Boston LLC, Merrill Lynch International, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Galleon Capital, LLC.

         "Insurance Agreement" means the agreement pursuant to which, with respect to any Eligible Securitization Transaction related to Pledged Residual Interest Instruments, the Credit Enhancer agrees to issue a surety bond, financial guarantee insurance policy or other similar credit enhancement with respect to the obligations of the related Trust.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investment Earnings" means, with respect to the Blocked Account and Reserve Account, the investment earnings on amounts on deposit in the applicable account.

         "IRS" means the Internal Revenue Service, and its successors

         "Lender" means Galleon Capital, LLC and its successors and assigns under this Loan Agreement.

         "LIBOR" means, for each Accrual Period, the rate per annum for the second London Business Day preceding the first day of each Accrual Period shown on page 3750 of Telerate or any successor page as the composite offered rate for London interbank deposits for a 30-day period, as shown under the heading "USD" as of 11:00 a.m. (London time); provided that in the event no such rate is shown, the LIBOR shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which Dollar deposits for a 30-day period are displayed on page "LIBOR" of the Reuters Screen as of 11:00 a.m. (London time) on the date of determination (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by State Street Bank and Trust Company at approximately 11:00 a.m. (London time) on the date of determination to prime banks in the London interbank market for a 30-day period.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" shall have the meaning set forth in Section 2.01(a) of this Loan Agreement.

         "Loan Agreement" means this Residual Interest Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Loan Documents" means, collectively, this Loan Agreement, the Note, the Intercreditor Agreement and all other documents and instruments executed and delivered in connection herewith or therewith and any appendices, annexes, schedules and exhibits thereto.

         "Material Adverse Change" means a material adverse change in, or the disclosure or discovery of any information not previously disclosed to Lender which Lender deems material and adverse relating to, the business, operations, properties or condition (financial or otherwise) of Borrower, Onyx or Finco.

         "Material Adverse Effect" means a material adverse effect on (a) the Pledged Residual Interest Instruments, (b) the property, business or condition (financial or otherwise) of Borrower, Onyx or Finco (c) the ability of Borrower, Onyx or Finco to perform its obligations under any of the Loan Documents to which it is a party, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of Lender under any of the Loan Documents, (f) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (h) the Collateral or Lender's first priority perfected security interest therein.

         "Minimum Loan Amount" means $500,000.

         "Minimum Servicing Balance" shall mean the aggregate outstanding amount of all motor vehicle installment contracts owned or serviced by Onyx under any pooling and servicing agreement or (without duplication) sale and servicing agreement.

         "Monthly Servicer Report" means, with respect to each Pledged
Residual Interest Instrument, each report delivered on a monthly basis by the servicer to the indenture trustee related to the performance of the assets of the related Trust and certain other information under any Eligible Securitization Transaction related to such Pledged Residual Interest Instrument.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Multiemployer Plan" means a Plan which constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Income" means net income (or loss), for the period in question, determined in accordance with GAAP.

         "Net Worth" means, with respect to any Person, on any date of determination, the Total Assets minus Total Liabilities of such Person, determined in accordance with GAAP.

         "Net Yield" with respect to any Eligible Securitization Transaction relating to a Pledged Residual Instrument, shall have the meaning assigned to such term in the related Eligible Securitization Documents.

         "Note" shall have the meaning assigned to such term in Section 2.02(a) of this Loan Agreement.

         "Note Interest Rate" shall have the meaning assigned to such term in
Section 2.04(b) of this Loan Agreement

         "Notice of Borrowing" shall have the meaning assigned to such term in
Section 2.03(a) of this Loan Agreement.

         "Officers' Certificate" or "Officer's Certificate" means a certificate signed by any of the chairman of the board, the president, any executive vice president, any senior vice president, or any treasurer or secretary of Borrower.

         "Onyx" means Onyx Acceptance Corporation, a Delaware corporation and the parent of Borrower.

         "Operating Account" means the Onyx Acceptance Corporation account, number 4159359082, maintained at Wells Fargo Bank, NA, ABA 121000248.

         "Opinion of Counsel" means an opinion of counsel acceptable to Lender in form and substance acceptable to Lender.

         "Payment Date" means the first Business Day following the date which is the 15th day of each month (or if the 15th day is not a Business Day, the next succeeding Business Day) beginning in January 2004.

         "Payoff Letter" means a letter that (i) is addressed to Lender, (ii) is signed by a Prior Lender, (iii) identifies particular Previously Financed Residual Interest Instruments, (iv) specifies that, upon receipt of a specified dollar amount by such Prior Lender, all Liens and other interests of such Prior Lender in such Previously Financed Residual Interest Instruments shall automatically be released and, if applicable, transferred to Borrower, without any further action by any Person, and (v) is otherwise satisfactory in form and substance satisfactory to Lender.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Funding Date" means (i) with respect to the initial Loan made hereunder, any Business Day for which a Notice of Borrowing has been received by Lender at least three (3) Business Days prior to the applicable Funding Date, and (ii) with respect to any Loan other than the initial Loan made hereunder, any Payment Date prior to the Conversion Date for which a

Notice of Borrowing has been received by Lender at least three (3) Business Days prior to such Payment Date.

         "Permitted Investments" means:

                  (i) Direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (ii) Demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a short-term credit rating of A-1+ or better by S&P and P-1 or better from Moody's;

                  (iii) Commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Moody's of P-1 or better and a rating of A-1+ or better from S&P;

                  (iv) Investments in money market funds having a rating from Moody's in the highest investment category granted thereby and a rating of AAA from S&P;

                  (v) Demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC;

                  (vi) Bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

                  (vii) Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above; and

                  (viii) Any other investments approved in writing by Lender.

         "Person" means any individual, corporation, company, association, partnership, joint venture, limited liability company, trust, unincorporated association, government (or any agency, instrumentality or political subdivision thereof) or any other entity of whatever nature.

         "Plan" means any employee benefit plan defined in Section 3(3) of ERISA in respect of which Borrower, Onyx or any ERISA Affiliate thereof is or at any time within the immediately preceding five years was an "employer" as defined in
Section 3(5) of ERISA or may have, or in the past five years have had, liability, including but not limited to liability as a substantial employer, within the meaning of Section 4063 of ERISA and liability as a contributing sponsor under Section 4069 of ERISA

         "Pledged Residual Interest Instrument" shall have the meaning assigned to such term in Section 4.01(a) of this Loan Agreement.

         "Pool Factor" shall mean the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of notes or certificates issued in connection with an Eligible Securitization Transaction related to a Pledged Residual Interest Instrument as of any date of calculation, and the denominator of which is the outstanding principal balance of notes or certificates originally issued in connection with such Eligible Securitization Transaction.

         "Previously Financed Residual Interest Instrument" means any Residual Interest Instrument that at any time was subject to a Lien (other than the Lien arising hereunder).

         "Prior Lender" means any creditor, purchaser or other Person (other than Lender) that has held a Lien on a Residual Interest Instrument to be included in the Borrowing Base.

         "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable under or in connection with any of the Collateral, any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

         "Program Support Agreement" with respect to Lender, means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of Lender, the issuance of one or more surety bonds for which Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by Lender to any Program Support Provider of its interest hereunder (or portions thereof or participations therein) or the making of loans or other extensions of liquidity or credit to Lender in connection with Lender's commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

         "Program Support Provider" means and includes any Person now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with Lender's commercial paper program.

         "Rating Agencies" means Standard & Poor's and Moody's.

         "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

         "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended, modified or supplemented and in effect from time to time.

         "Regulatory Change" means, relative to any Affected Party

         (a) any change in, or the adoption, implementation, phase-in or commencement of effectiveness, after the date of this Agreement of, any

                  (i) United States federal or state law or foreign law applicable to such Affected Party;

                  (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, Governmental Authority charged with the interpretation or administration of any law referred to in clause
         (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                  (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

         (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above (other than such changes resulting from a change in the status of such Affected Party). For avoidance of doubt, any interpretation or implementation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including Interpretation No. 46: Consolidation of Variable Interest Entities) shall constitute an adoption, change, request or directive, and any implementation thereof shall be a "Regulatory Change".

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder other than those events as to which the thirty (30) day notice period is waived.

         "Repurchase Price" means, for any Pledged Residual Interest Instrument on any date of determination, an amount equal to (i) the Collateral Value Model Amount for such Pledged Residual Interest Instrument on such date multiplied by
(ii) an amount equal to (a) the Total Outstanding Loans on such date divided by
(b) the sum of the Collateral Value Model Amounts for all Pledged Residual Interest Instruments on such date.

         "Required Information" with respect to any Subsequent Securitization Transaction, shall mean: (i) the prospectus or, if a prospectus is not yet available, a report outlining: initial pool balance; initial loan balance; prefunding amount (if any); spread account initial deposit; spread account maintenance level; spread account floor; spread account trigger levels; weighted average coupon; weighted average maturity; estimated note coupon rate; and (ii) Monthly Servicer Reports to date (if any); (iii) original book value; (iv) current book value; and (vi) pool selection, with tables showing breakdowns and averages of: original balances; current balances; coupon (APR) rate report; original terms; remaining terms; collateral code (e.g., new, used, new light truck, used light truck); vehicle model years; borrower monthly incomes; borrower length of employment; borrower length of residency; borrower debt ratios; loan to values; and geographic distribution.

         "Required Reserve Account Amount" means as of any date of determination the greater of (a) the Note Interest Rate for the most recently ended Accrual Period multiplied by the Total Outstanding Loans (after giving effect to the Loans made on such date of determination, if applicable) and (b) the Required Reserve Account Floor Amount.

         "Required Reserve Account Floor Amount" means the lesser of (i) $500,000 and (ii) the Total Outstanding Loans.

         "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 10.01(a) of this Loan Agreement.

         "Reserve Account Available Amount" means, as of any date, all amounts then on deposit in the Reserve Account (including, without limitation, all Investment Earnings with respect to the Reserve Account).

         "Residual Interest Instrument" means an instrument or certificate evidencing 100% of the residual interest in a Trust, which represents the right to receive amounts to be distributed or paid to the holders of the "Residual Interests" as defined in and pursuant to the Eligible Securitization Documents.

         "Residual Sale Agreements" means, collectively, (i) the Agreement for Sale of Residual Certificates, dated as of September 3, 1998, between Onyx and Borrower, (ii) the Amended and Restated Agreement for Sale of Residual Certificates, dated as of May 2, 2003, between Onyx and Borrower and (iii) any similar agreement pursuant to which Onyx conveys Residual Interest Instruments to Borrower.

         "Responsible Officer" means, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated to Lender to its satisfaction.

         "Secured Obligations" means the unpaid principal amount of, and interest on, the Loans and all other obligations and liabilities of Borrower to Lender or any Affected Party whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Loan Agreement, the Note, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to Lender). For purposes hereof, "interest" shall include, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

         "Spread Account" means, with respect to each Eligible Securitization Transaction, the named "Spread Account," together with all other cash collateral accounts or other escrow or reserve accounts established and maintained by the trustee for the benefit of security holders and/or the Credit Enhancer; provided that each Spread Account is subject to certain maximum and minimum balances determined on a pool-by-pool basis, depending on the performance of the underlying motor vehicle installment contracts, and after the applicable maximum Spread Account balance has been achieved, and subject to (i) a certain minimum Spread Account balance being maintained, and (ii) a certain overcollateralization requirement being met and maintained, excess cash is released to the holders of the related Residual Interest Instruments. The maximum Spread Account balance for a particular Eligible Securitization Transaction may increase or decrease over time as a result of floors, caps and triggers set forth in the related Insurance Agreement.

         "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

         "Subsequent Securitization Transaction" shall have the meaning assigned to such term in Section 2.05(b) of this Loan Agreement.

         "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Total Assets" means, with respect to any Person, all assets of such Person which may be properly classified as assets in accordance with GAAP.

         "Total Liabilities" means, with respect to any Person, all Indebtedness of such Person, and all other liabilities which may be properly classified as liabilities in accordance with GAAP.

         "Total Outstanding Loans" means, as of any date of determination, the unpaid principal amount of all Loans outstanding hereunder.

         "True Sale and Non-Consolidation Opinion" means that certain true sale and non-consolidated opinion rendered by Andrews Kurth LLP to Lender and the Rating Agencies on the date hereof related to the contribution of Residual Interest Instruments from Finco to Onyx and from Onyx to Borrower.

         "Trust" means the statutory trust established pursuant to a Trust Agreement to accept and hold a discrete pool of motor vehicle installment contracts conveyed by Finco, Onyx or an Affiliate of either of them pursuant to the related Eligible Securitization Documents, the beneficial ownership of which is evidenced by the Residual Interest Instrument issued by such statutory trust.

         "Trust Agreement" means an agreement between Finco or Onyx, as depositor, and another Person, as owner trustee, pursuant to which a Trust is established and governed.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

         "Warehouse Facility" means any funding arrangement with Triple-A One Funding Corporation or Eiffel Funding, LLC to the extent such arrangement is entered into to finance the purchase or origination of motor vehicle installment contracts by Onyx or Finco for the purpose of pooling such motor vehicle installment contracts prior to their securitization or sale in the ordinary course of business.

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

January 13, 2004

Amount: U.S. $30,000,000

         FOR VALUE RECEIVED, Onyx Acceptance Funding Corporation (the "Borrower") unconditionally promises to pay on the Final Scheduled Maturity Date (as defined in the Loan Agreement referred to below) to the order of State Street Global Markets, LLC, as agent for Galleon Capital, LLC (the "Lender") in federal or other immediately available funds in lawful money of the United States of America the principal sum of THIRTY MILLION DOLLARS (U.S. $30,000,000) or, if less, the aggregate unpaid principal amount of the Loans made by Lender to Borrower pursuant to the Loan Agreement, and to pay interest thereon from the date hereof until this Note is repaid in full at the rates per annum and in the manner set forth in the Loan Agreement.

         The principal of and interest on this Note shall be payable in immediately available funds without set-off or counterclaim, at the rates, on the dates and otherwise in the manner set forth in the Loan Agreement.

         This Note is issued pursuant to the terms of the Residual Interest Loan and Security Agreement dated as of January __, 2004, among Lender and Borrower (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Loan Agreement"), and is subject to the terms thereof and is entitled to the benefits therein provided.

         This Note is secured by and entitled to the benefits specified in
Article IV of the Loan Agreement, and reference is hereby made to such Section for a description of the nature and extent of the Collateral and the rights of the parties to and beneficiaries of the Loan Agreement in respect of such Collateral.

         In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay on demand all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note, in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, without presentment, demand, protest or notice of any kind, each of which is hereby expressly waived by Borrower.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

                                                  ONYX ACCEPTANCE FUNDING
                                                  CORPORATION

                                                  By: _________________________
                                                      Name:
                                                      Title:

                                                                       EXHIBIT B

                           BORROWING BASE CERTIFICATE

FOR PERIOD ENDED:                                               JANUARY 15, 2004

Prior Month Borrowing Base per Collateral Value Model
                                                                ----------------
Current Month Borrowing Base per Collateral Value Model                      $0
                                                                ----------------

Underlying Securitizations and current month valuations

  Trust                                         Valuation
  -----                                         ---------
OT2001B                                      ----------------
OT2001C                                      ----------------
OT2001D                                      ----------------
OT2002A                                      ----------------
OT2002B                                      ----------------
OT2002C                                      ----------------
OT2002D                                      ----------------

Performance Compliance of Underlying Securitizations

 Trust                    Net Yield               In Compliance?
 -----                    ---------               --------------
OT2001B                     4.00%                      Yes
OT2001C                     4.00%                      Yes
OT2001D                     4.00%                      Yes
OT2002A                     4.00%                      Yes
OT2002B                     4.00%                      Yes
OT2002C                     4.00%                      Yes
OT2002D                     4.00%                      Yes

New Eligible Securitization Transactions to be added to facility
                                                                  --------------

                                                                  --------------
Prior Month Borrowing Outstandings
                                                                  --------------
Current Amount Requested Borrowing
                                                                  --------------

Each of Onyx and Borrower hereby certify that Onyx and Borrower are in compliance with all of their respective covenants, representations and warranties contained within the Loan Agreement, that (i) the calculations set forth above have been gleaned from the output of the Collateral Value Model and that the integrity of the Collateral Value Model is the same as it was at the execution of the Loan Agreement, other than changes agreed to by Borrower and Lender, and (ii) the Borrower has paid all Commitment Fees due and payable under the Loan Agreement, and (iii) the Borrower has used the proceeds of all Loans solely for purposes permitted by the Loan Agreement.

ONYX ACCEPTANCE FUNDING CORPORATION        ONYX ACCEPTANCE CORPORATION

By:----------------------------------      By:---------------------------------
Name:--------------------------------      Name:-------------------------------
Title:-------------------------------      Title:------------------------------

                                                                       EXHIBIT C

                                   EXAMPLE #1

                                                                      2001-C
                                        ------------------------------------------------------------------
MONTH              % OF LOSS            MONTH                 ACTUAL CUMULATIVE LOSS            ASSUMPTION
-----              ---------            -----                 ----------------------            ----------
  1                   0.000%              29                           2.52%                      4.50%
  2                   0.000%
  3                   0.341%
  4                   0.780%                                                                     56.00%(2.52% / 4.50%)
  5                   1.804%
  6                   3.998%
  7                   6.728%            CORRESPONDING PERIOD
  8                   9.751%
  9                  12.969%
  10                 16.967%
  11                 20.819%
  12                 24.671%
  13                 28.181%
  14                 31.789%
  15                 35.056%
  16                 38.372%
  17                 42.272%
  18                 45.929%
  19                 48.903%                         NO TRIGGER. 56% DOES NOT EXCEED 72.355%
  20                 52.072%
  21                 54.803%
  22                 57.094%
  23                 59.532%
  24                 62.457%
  25                 64.749%
  26                 66.309%
  27                 68.454%
  28                 70.648%
  29                 72.355%
  30                 74.500%
  31                 76.304%
  32                 78.157%
  33                 80.156%
  34                 81.570%
  35                 83.130%
  36                 84.983%
  37                 86.251%
  38                 87.811%
  39                 89.127%
  40                 89.956%
  41                 91.224%
  42                 92.199%

  43                 93.028%
  44                 93.759%
  45                 94.149%
  46                 94.539%
  47                 94.929%
  48                 95.319%
  49                 95.709%
  50                 96.099%
  51                 96.490%
  52                 96.880%
  53                 97.270%
  54                 97.660%
  55                 98.050%
  56                 98.440%
  57                 98.830%
  58                 99.220%
  59                 99.610%
  60                100.000%

                                   EXAMPLE #2

                                                                        2001-C
                                        ----------------------------------------------------------------------------
MONTH               % OF LOSS           MONTH                   ACTUAL CUMULATIVE LOSS                    ASSUMPTION
-----               ---------           -----                   ----------------------                    ----------
  1                   0.000%             29                            3.32%                                4.50%
  2                   0.000%
  3                   0.341%
  4                   0.780%                                                                 73.78%(3.32% / 4.50%)
  5                   1.804%
  6                   3.998%
  7                   6.728%            CORRESPONDING PERIOD
  8                   9.751%
  9                  12.969%
 10                  16.967%
 11                  20.819%
 12                  24.671%
 13                  28.181%
 14                  31.789%
 15                  35.056%
 16                  38.372%
 17                  42.272%
 18                  45.929%
 19                  48.903%                     TRIGGER. 73.78% DOES EXCEED 72.355%
 20                  52.072%                     WE NOW NEED TO CALCULATE BY
 21                  54.803%                     HOW MUCH IN ORDER TO FIGURE OUT THE PERMANENT INCREASE TO THE
 22                  57.094%                     ASSUMPTION
 23                  59.532%
 24                  62.457%                                   Actual Cumulative Loss Amount:               3.32%
 25                  64.749%                                Target Trigger (72.355% * 4.50%):               3.26%
 26                  66.309%                                                                                ----
 27                  68.454%                                               Actual Difference:               0.06%
 28                  70.648%                                                                                ----
 29                  72.355%
 30                  74.500%                     PER THE DOCUMENT WE INCREASE THE ASSUMPTION IN THE MODEL BY THE GREATER
 31                  76.304%                     OF (.05%*1) OR (THE ACTUAL DIFFERENCE*1) I.E.TIMES THE NUMBER OF
 32                  78.157%                     CONSECUTIVE VIOLATIONS OF THE TRIGGER
 33                  80.156%
 34                  81.570%                     SO, IN THIS EXAMPLE, WE WOULD INCREASE THE DIFFERENCE BY: 0.06%
 35                  83.130%
 36                  84.983%
 37                  86.251%
 38                  87.811%
 39                  89.127%
 40                  89.956%
 41                  91.224%
 42                  92.199%
 43                  93.028%
 44                  93.759%

 45                  94.149%
 46                  94.539%
 47                  94.929%
 48                  95.319%
 49                  95.709%
 50                  96.099%
 51                  96.490%
 52                  96.880%
 53                  97.270%
 54                  97.660%
 55                  98.050%
 56                  98.440%
 57                  98.830%
 58                  99.220%
 59                  99.610%
 60                 100.000%

                                   EXAMPLE #3

                                                                               2001-C
                                                ---------------------------------------------------------------------
MONTH                   % OF LOSS               MONTH                   ACTUAL CUMULATIVE LOSS             ASSUMPTION
-----                   ---------               -----                   ----------------------             ----------
  1                       0.000%                 30                             3.42%                          4.56% NOTE ASSUMPTION
  2                       0.000%                                                                                     NOW CHANGED
  3                       0.341%
  4                       0.780%
  5                       1.804%                                                                75.00%(3.42% / 4.56%)
  6                       3.998%
  7                       6.728%                CORRESPONDING PERIOD
  8                       9.751%
  9                      12.969%
  10                     16.967%
  11                     20.819%
  12                     24.671%
  13                     28.181%
  14                     31.789%
  15                     35.056%
  16                     38.372%
  17                     42.272%
  18                     45.929%
  19                     48.903%                         TRIGGER. 75.00% DOES EXCEED 74.50%
  20                     52.072%                         WE NOW NEED TO CALCULATE BY
  21                     54.803%                         HOW MUCH THE ACTUAL EXCEEDS THE TRIGGER IN ORDER TO
  22                     57.094%                         FIGURE OUT THE PERMANENT INCREASE TO THE ASSUMPTION
  23                     59.532%
  24                     62.457%                           Actual Cumulative Loss Amount:                      3.42%
  25                     64.749%                         Target Trigger (74.50% * 4.56%):                      3.40%
  26                     66.309%                                                                               ----
  27                     68.454%                                       Actual Difference:                      0.02%
  28                     70.648%                                                                               ----
  29                     72.355%
  30                     74.500%                PER THE DOCUMENT WE INCREASE THE ASSUMPTION IN THE MODEL
  31                     76.304%                BY THE GREATER OF (.05%*2) OR (THE ACTUAL DIFFERENCE*2)
  32                     78.157%                i.e.TIMES THE NUMBER OF CONSECUTIVE VIOLATIONS OF THE TRIGGER
  33                     80.156%
  34                     81.570%                SO, IN THIS EXAMPLE, WE WOULD INCREASE THE DIFFERENCE BY: 0.05%*2 OR 0.10%
  35                     83.130%
  36                     84.983%
  37                     86.251%
  38                     87.811%
  39                     89.127%
  40                     89.956%
  41                     91.224%
  42                     92.199%
  43                     93.028%
  44                     93.759%

  45                     94.149%
  46                     94.539%
  47                     94.929%
  48                     95.319%
  49                     95.709%
  50                     96.099%
  51                     96.490%
  52                     96.880%
  53                     97.270%
  54                     97.660%
  55                     98.050%
  56                     98.440%
  57                     98.830%
  58                     99.220%
  59                     99.610%
  60                    100.000%